UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-170091

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	5122	68-0678499
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

10575 N. 114th Street, Suite 103

Scottsdale, AZ 85259

Tel. (480) 344-7770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IncSmart.biz, Inc.

4264 Lady Burton Street

Las Vegas, NV 89129

Tel. (888) 681-9777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	451,667	$6.15 (3)	$2,777,752.05	$322.77
Common stock, $0.001 par value per share, issuable upon exercise of Investor Warrants	225,833	$5.00 (4)	$1,129,165.00	$131.21
Total	-	-	$3,906,917.05	$453.98

(1) This Registration Statement covers the resale by our selling shareholders (the “Selling Shareholders”) of: (i) up to 451,667 shares (the “Purchased Shares”) of common stock previously issued at a price of $3.00 per share to the Selling Shareholders in connection with a convertible debenture offering that closed on May 14, 2015; and, (ii) up to 225,833 shares (the “Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $5.00 that were previously issued to the Selling Shareholders in connection with convertible debenture offering that closed on May 14, 2015. (The Investor Warrants are referred to as the “Warrants” and the Investor Warrant Shares issuable under the Warrants are referred to as the “Warrant Shares”).

(2) This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3) Estimated in accordance with Rule 457(c) of the Securities Act, solely for the purposes of calculating the registration fee based upon the average of the high and low prices as reported on the Over the Counter Bulletin Board (“OTCBB”) as of May 28, 2015.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act. The proposed maximum offering price is determined by the price at which the Warrants may be exercised.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed or withdrawn without notice. These securities may not be sold until this registration statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 5, 2015

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MIX 1 LIFE, INC.

10575 N. 114th Street, Suite 103

Scottsdale, AZ 85259

Tel. (480) 344-7770

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED OR WITHDRAWN WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

This prospectus covers the primary direct public offering by the Company of 451,667 shares of common stock and 225,833 warrants to purchase shares of our common stock.

This prospectus covers the resale by our selling shareholders (the “Selling Shareholders”) of: (i) up to 451,667 shares (the “Purchased Shares”) of common stock previously issued at a price of $3.00 per share to the Selling Shareholders in connection with a convertible debenture offering that closed on May 14, 2015; and, (ii) up to 225,833 shares (the “Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $5.00 that were previously issued to the Selling Shareholders in connection with a convertible debenture offering that closed on May 14, 2015.

We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the Selling Shareholders. Upon exercise of the Investor Warrants, however, we will receive $5.00 per share or such lower price as may result from the anti-dilution protection features of such Warrants. Any proceeds received from the exercise of such Warrants will be used for general working capital and other corporate purposes.

The Selling Shareholders may sell common stock from time to time at prices established on the Over the Counter Bulletin Board (“OTCBB”) or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. The Selling Shareholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Shareholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

Mix 1 Life, Inc. is in the beginning stages of its operations. In the final quarter of 2014, the Company began filling product orders and developing its customer base.. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Mix 1 Life, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our common stock is currently quoted on the OTCBB under the symbol “MIXX.BB”. On May 28, 2015, the average closing price of our common stock was $6.15 per share.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7 HEREOF BEFORE BUYING ANY SHARES OF MIX 1 LIFE’s COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is June 5, 2015.

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You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Mix 1,” “Mixx,” “we,” “us,” and “our” refer and relate to Mix 1 Life, Inc.

The Company Overview

The Company was incorporated in the State of Nevada on June 10, 2009 under the name Antaga International Corp. The original business plan of the Company was to distribute nutritional supplements.

On August 27, 2013, the Company entered into a Definitive Agreement (the “Definitive Agreement”) with Mix 1LLC, an Arizona company. Mix 1 developed, marketed, sold and distributed ready to drink healthy beverages under the brand name “Mix 1.” The Mix 1 brand launched in 2005 and marketed and sold Mix 1 products until December 2012. In December 2012, Mix 1 sold its remaining inventory to wholesalers and stopped the manufacture of Mix 1 products.

Pursuant to the Definitive Agreement, the Company acquired 100% of certain assets owned by Mix 1 LLC, including, but not limited to, access to the Mix 1 brand name, product formulas, packaging design specifications, vendor/supplier lists, market research reports, product sales sheets, social media assets, other work product and full rights to market and sell such assets and conduct business with the assets (the “Acquisition”). In exchange for the assets, the Company issued Ten Million (10,000,000) new post-split shares of common stock to Mix 1. On September 12, 2013, the Company changed its name to Mix 1 Life, Inc. to reflect its new business. On November 1, 2013, the Company changed its trading symbol from “ANTR” to “MIXX”. The Company is now focused on the continued development, marketing, sale and distribution of Mix 1 protein drinks.

Following the Acquisition, the Company re-engineered the existing Mix 1 products to improve their taste, quality, look and nutritional content. In the second half of 2014, we re-positioned and re-launched the Mix 1 brand to market all of the improvements made to the existing Mix 1 products. Currently, we have developed three flavors including Chocolate, Blueberry Vanilla and Strawberry Banana. All of our Mix 1 beverages are made from simple all natural ingredients and offer a complete balanced macronutrient mix of whey protein, vitamins, minerals, fiber, healthy fat, and antioxidants, without the use of any artificial sweeteners or preservatives. All of our products are gluten free, caffeine free, 99% lactose free and made with non-GMO ingredients. A single twelve ounce serving provides 19 essential vitamins and minerals, including 70% of the recommended amount of daily calcium. Mix 1 products are made with the highest quality natural ingredients and offer superior functionality, meaning, our beverages are designed not only for hydration, but also for the promotion of overall health by giving the body the proper daily balance of nutrients.

On March 31, 2015, we entered into an Asset Purchase Agreement with Shadow Beverages and Snack, LLC, an Arizona limited liability company (“Shadow”) for the purchase of the “No Fear” brand asset (“No Fear”) from Shadow. Shadow’s interest in the No Fear brand is in the form of an exclusive Trademark and License Agreement between Shadow and No Fear International wherein Shadow was granted exclusive licensing and distribution of the No Fear drink within the United States of America. The Company acquired One Hundred Percent (100%) of Shadow’s interest in the No Fear brand only for an aggregate purchase price of Twelve Million Two Hundred Thousand ($12,200,000) USD.

Mix 1 products are designed for consumers looking for better options for on-the-go energy and natural products that provide the required nutrients for consumers’ daily needs. We believe that our products will be able to reach the mainstream consumer market because of the broad range of occassions for consumers to drink our beverages, such as before a workout as an energy enhancer, after a workout to restore the body, as meal replacements for breakfast, lunch or dinner, as snacks or meal supplements, as energy boosts to get through the workday, or for no occasion at all.

Our business strategy over the next five years is to increase distribution of our products to national markets and expanding our distribution to international markets, to diversify and expand our current product portfolio and to increase our management and number of employees to effectively manage the growth of our business and increase our sales and marketing forces.

We commenced production of the Mix 1 products in May 2014 and began selling products in June 2014.

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SUMMARY OF THIS OFFERING

Securities being offered

677,500 shares of common stock, which includes: (i) 451,667 shares of common stock; and, (ii) 225,833 shares of common stock issuable upon the exercise of the outstanding Investor Warrants. Our common stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Securities being offered by the Company	None.

Number of common shares outstanding Before the Offering (1)	12,730,840 shares of common stock.

Number of common shares outstanding After the Offering (2)	13,408,340 shares of common stock.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders. Upon exercise of the Investor Warrants, we will receive $5.00 per share, or such lower price as may result from the anti-dilution protection features of such Warrants. Any proceeds from the exercise of such Warrants will be used for general working capital and other corporate purposes.

Terms of Warrants

Each Investor Warrant entitles the holder thereof to purchase one common share at an exercise price of $5.00 per full share, for a five-year period ending January 5, 2020. The price per Warrant Share shall be subject to adjustment for stock splits, combinations and similar recapitalization events and anti-dilution protection features.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock. Our common stock should not be purchased by investors who cannot afford the loss of their entire investment.

OTCBB Trading Symbol	Our common stock is currently quoted on the OTCBB (the “OTCBB”) under the symbol “MIXX”.

Based on the number of shares issued and outstanding as of May 28, 2015, including the 225,833 Warrant Shares being offered for sale under this prospectus.

Assumes full exercise of the Warrants held by the Selling Shareholders (and excluding all other shares issuable upon exercise of outstanding options and warrants).

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RISK FACTORS

Investment in our common stock involves significant risk. You should carefully consider the information described in the following risk factors, together with the other information appearing elsewhere in this prospectus, before making an investment decision regarding our common stock. If any of the events or circumstances described in these risks actually occur, our business, financial conditions, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or a part of your investment in our common stock.

RISKS ASSOCIATED WITH OUR COMPANY

We have not generated any significant revenue since our inception and we may never achieve profitability.

Mix 1 Life, Inc. is in the beginning stages of its operations. In the final quarter of 2014, the Company began filling product orders and developing its customer base. As we continue to develop and market our products, our expenses are expected to increase significantly. Accordingly, we will need to generate significant revenue to achieve profitability. Even as we begin to market and sell our intended products, we expect our losses to continue as a result of ongoing research and development expenses, as well as increased manufacturing, sales and marketing expenses. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, our business, financial condition and results of operations will be negatively affected and the market value of our common stock will decline.

We may need to raise additional capital in the future. If we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our plan of operations.

We believe that our current cash, cash equivalents and marketable securities will be sufficient to meet our anticipated cash requirements to the fourth quarter of 2015. If we incur delays in commencing commercialization of our intended products or in achieving significant product revenue, or if we encounter other unforeseen adverse business developments, we may exhaust our capital resources prior to this time.

We cannot be certain that additional capital will be available when needed or that our actual cash requirements will not be greater than anticipated. Financing opportunities may not be available to us, or if available, may not be available on favorable terms. The availability of financing opportunities will depend on various factors, such as market conditions and our financial condition and outlook. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to obtain financing on terms favorable to us, we may be unable to execute our plan of operations and we may be required to cease or reduce development or commercialization of any future products, sell some or all of our technology or assets or merge with another entity.

Our future success depends on our ability to retain our officers and directors and other key employees and to attract, retain and motivate qualified personnel.

Our success depends on our ability to attract, retain and motivate highly qualified management and scientific personnel. In particular, we are highly dependent on our President and Chief Executive Officer, our other officers and directors and key employees. The loss of any of these persons or their expertise would be difficult to replace and could have a material adverse effect on our ability to achieve our business goals. In addition, the loss of the services of any one of these persons may impede the achievement of our research, development and commercialization objectives by diverting management’s attention to the identification of suitable replacements, if any. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Recruiting and retaining qualified personnel and, in the future, sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among companies for similar personnel. We do not maintain “key person” insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating products and commercialization strategies. Our consultants and advisors, however, may have other commitments or employment, that may limit their availability to us.

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We expect to expand our product development and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our consultants, advisors, and employees and the scope of our operations as we continue to develop and commercialize our current pipeline of intended products and new products. In order to manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and investors may lose their investments. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

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RISKS ASSOCIATED WITH OUR BUSINESS

The sale of ingested products involves product liability and other risks.

Like other distributors of products that are ingested, the Company faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury. The products that the Company sells in the U.S. are subject to laws and regulations, including those administered by the USDA and FDA that establish manufacturing practices and quality standards for food products. Product liability claims could have a material adverse effect on the Company’s business as existing insurance coverage may not be adequate. Distributors of vitamins, nutritional supplements and minerals, have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of the Company’s insurance coverage would harm the Company by adding costs to its business and by diverting the attention of senior management from the operation of its business. The Company may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances. Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for the Company and reduce its revenue. In addition, the products the Company distributes, or certain components of those products, may be subject to product recalls or other deficiencies. Any negative publicity associated with these actions would adversely affect the Company’s brand and may result in decreased product sales and, as a result, lower revenues and profits.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of the Company’s product. If these types of requirements become applicable to the Company’s product under current or future environmental or health laws or regulations, they may inhibit sales of such products.

As a new business enterprise, the Company likely will experience fluctuations in its operating results.

The Company's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside its control. As a result of the Company's lack of operating history it is difficult for the Company to forecast its revenues or earnings accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to the Company’s planned expenditures would have an immediate, adverse effect on its business, results of operations and financial condition.

Criticism of the Company’s product and/or the market generally could adversely affect its operating results.

Criticism of the Company’s product, including criticism by healthcare professionals and other criticism for a variety of reasons, could affect consumer opinions of its product and result in decreased demand, which in turn could have an adverse effect on its results of operations and business.

Changes in the business environment for the Company’s product could impact its financial results.

The business environment for the Company’s product is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. If the Company is unable to successfully adapt to this rapidly changing environment, its business could be negatively affected.

Changes in formula and new flavor offerings; we cannot accurately predict the volume or timing of any future sales of our reformulated or any new products, making the timing of any revenues difficult to predict.

The past experienced by our predecessor company was based on a formula and flavor that we no longer offer or sell. Although management believes the new formula and flavors provide more attractive alternatives than the former best-selling popular berry flavor there is no assurance our consumers will agree. We may be faced with lengthy customer evaluation and approval processes associated with our reformulated and new beverage offerings. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer acceptance, which may not result in revenue generation. As such, we cannot accurately predict the volume or timing of any future sales.

If the Company is not able to effectively protect its intellectual property, its business may suffer a material, negative impact and may fail.

The Company believes that its brand is important to its success and competitive position. If the Company is unable to secure trademark protection for its intellectual property in the future or that protection is inadequate for its current products and any future products, the Company’s business may be materially adversely affected. Further, the Company cannot be sure that its activities do not and will not infringe on the intellectual property rights of others. If claims are made against the Company’s current product formula, the Company may not be able to effectively minimize damage claims due to its significant sales pipeline. If the Company is compelled to prosecute infringing parties, defend its intellectual property or defend itself from intellectual property claims made by others, it may face significant expenses and liability as well as the diversion of management’s attention from the Company’s business, any of which could negatively impact the Company’s business or financial condition.

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Our business could be harmed if we fail to maintain proper inventory levels.

We place orders with our manufacturers for some of our products prior to the time we receive all of our customers’ orders. We do this to minimize purchasing costs, the time necessary to fill customer orders and the risk of non-delivery. We also maintain an inventory of certain products that we anticipate will be in greater demand. However, we may be unable to sell the products we have ordered in advance from manufacturers or that we have in our inventory. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our operating results and financial condition. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply the quality products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay product shipments, negatively impact key relationships with our customers, and diminish brand loyalty.

We rely on contract manufacturing of our products. Our inability to secure production sources meeting our quality, cost, working conditions and other requirements, or failures by our contractors to perform, could harm our sales and reputation.

We source our products from third party manufacturers. As a result, we must locate and secure production that meets our demands. We depend on our manufacturers to maintain adequate financial resources and maintain sufficient development and manufacturing capacity. We do not have material long-term contracts with any of our manufacturers, and these manufacturers generally may unilaterally terminate their relationship with us at any time. Our dependence on contract manufacturers could subject us to a number of risks if these manufacturers do not meet our quality, cost, working conditions and other requirements or if they fail to materially perform, any of which could seriously harm our sales and reputation. Further, if we need to place greater demands on our current manufacturers due to increased customer demands, or seek additional or replacement manufacturers, we may be unable to do so on terms that are acceptable to us, if at all.

We rely on third-party suppliers who provide raw materials to our manufacturers to create our products. We have limited control over them and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We do not manufacture our products or the raw materials used to create our products and instead rely on third-party suppliers to supply the materials to our manufacturers. We have no material long-term contracts with these suppliers, and we compete with other companies for raw materials and production. We may experience a significant disruption in the supply of raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. In addition, if we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional supplies of raw materials on terms that are acceptable to us, or at all, or we may be unable to locate any supplier with sufficient capacity to meet our requirements or to fill our orders in a timely manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with their quality control, responsiveness and service, financial stability and labor and other ethical practices. Even if we are able to expand existing sources, we may encounter delays in production and added costs as a result of the time it takes to train suppliers in our methods, products and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in our supply chain. Any delays, interruptions or increased costs in the supply of fabrics for our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Our business is subject to risks associated with distribution overseas.

Our ability to export products in a timely and cost-effective manner may be affected by conditions at ports or issues that otherwise affect transportation, such as port and shipping capacity, labor disputes and work stoppages, political unrest, severe weather, or security concerns. These issues could delay exportation of products or require us to locate alternative ports to avoid disruption to our customers. These alternatives may not be available on short notice, if at all, or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Our exported products are subject to customs laws, which may impose tariffs, as well as import quota restrictions on apparel. However, we have no guarantee that regulations on exported goods will not materially change or that our business will not be adversely affected by duties, tariffs or embargoes in the future.

Violation of labor laws and practices by our manufacturers and suppliers could harm our business.

We require our manufacturers and suppliers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices, we do not control our manufacturers or suppliers or their labor practices. The violation of labor or other laws by any of our manufacturers or suppliers, or divergence of their labor practices from those generally accepted as ethical in the local markets, could interrupt or otherwise disrupt the shipment of our products, harm the value of our trademarks, damage our reputation or expose us to potential liability for their wrongdoings.

A privacy breach could damage our reputation and our relationship with our customers, expose the Company to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose the Company to risks of litigation and liability and adversely affect our business.

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Our success depends on the continued protection of our trademarks.

Our trademarks are important to our success and competitive position, and the loss of or inability to enforce our trademarks could harm our business. We have devoted and will continue to devote substantial resources to the establishment and protection of our trademarks on a worldwide basis. Despite any precautions we may take to protect our trademarks, policing unauthorized use of them is difficult, expensive and time-consuming, and we may be unable to adequately protect our trademarks or determine the extent of any unauthorized use, particularly in those foreign countries where the laws do not protect proprietary rights as fully as in the United States. Our efforts to establish and protect our trademarks may not be adequate to prevent imitation or counterfeiting of our products by others or to prevent others from seeking to block sales of our products for violating their trademarks. Unauthorized copying of our products or unauthorized use of our trademarks may decrease sales of our products and cause significant damage to our brand name and our ability to effectively represent ourselves to our customers. Also, we cannot assure you that others will not assert rights in, or ownership of, our trademarks, that our trademarks would be upheld if challenged or that we would, in that event, not be prevented from using our trademarks, any of which could have a material adverse effect on our financial condition and results of operations. Further, we could incur substantial costs in legal actions relating to our use of our trademarks or the use of our trademarks by others. Even if we are successful in these actions, the costs we incur could have a material adverse effect on us.

We are an “Emerging Growth Company” and as such, intend to take advantage of certain exemptions from reporting requirements that are available to us.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and as such, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earliest of: (A) the last day of the fiscal year following the fifth anniversary of our first sale of common equity securities pursuant to an effective Registration Statement, (B) the last day of the fiscal year in which we have total annual gross revenue of $1.0 billion or more, (C) the date that we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (D) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

If ever we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are an “Emerging Growth Company” and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Companies will make our Common Stock less attractive to Investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to “opt out” of such extended transition period and, therefore, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	competition;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 100,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

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DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders covered by this prospectus. All proceeds from the sale of shares of common stock offered under this prospectus will be for the account of the Selling Shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholders.

To the extent the Selling Shareholders exercise all of the Warrants covering the 225,833 shares of common stock issuable upon exercise of all of the Warrants held by such Selling Shareholders, we would receive $5.00 per share from the exercise of the Investor Warrants, or such lower price as may result from the anti-dilution protection features of such Warrants. The Warrants may expire without having been exercised. Even if some or all of these Warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general working capital and other corporate purposes.

SELLING SECURITY HOLDERS

This prospectus covers the resale by our Selling Shareholders of 677,500 shares of common stock, including: (i) up to 451,667 shares (the “Purchased Shares”) of common stock previously issued at a price of $3.00 per share to the Selling Shareholders in connection with a convertible debenture offering that closed on May 14, 2015; and, (ii) up to 225,833 shares (the “Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $5.00 that were previously issued to the Selling Shareholders in connection with a convertible debenture offering that closed on May 14, 2015.

The following table sets forth, as to each of the Selling Shareholders, the number of shares of our common stock and Warrants held of record by the Selling Shareholder as of May 28, 2015, assuming full exercise of all of the Warrants held by such Selling Shareholder on that date; the number of shares of our common stock being offered by such Selling Shareholder pursuant to this prospectus; the number of shares of our common stock beneficially owned by the Selling Shareholder upon completion of the offering and the percentage of beneficial ownership of the Shareholder upon completion of the offering, based upon 12,730,840 shares of our common stock outstanding as of May 28, 2015, assuming full exercise of all Warrants held by the Selling Shareholders and outstanding on that date. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the shares for resale from time to time. However, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering	Shares to be Offered(1)	Shares Beneficially Owned After the Offering (1)(2)	Percentage Beneficially Owned after the Offering (3)
Endres Holding LLC (4)		3,334	125,000	128,334	0.957%
Joseph Novogratz		50,667	50,000	100,667	0.751%
Itasca Capital Partners (5)		700	75,000	75,700	0.565%
Joshua Singer		10,201	15,000	25,201	0.188%
Irvin and Judith Singer		17,327	70,000	87,327	0.651%
Christopher Diebold		1,333	100,000	101,333	0.756%
James Brown		667	50,000	50,667	0.378%
Brian Asmus		26,667	30,000	56,667	0.423%
Pinnacle Investment Group (6)		0	25,000	25,000	0.186%
Patrick Kenney		0	45,000	45,000	0.336%
Chris Miller		33,334	25,000	58,334	0.435%
Bruce Bennett IRA		0	7,500	7,500	0.056%
Patrick Kenney IRA		0	30,000	30,000	0.224%
Mary Kenney IRA		0	30,000	30,000	0.224%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

(2) This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

(3) Percentages are based upon 13,408,340 shares of our common stock outstanding as of May 28, 2015, assuming full exercise of the Warrants held by the Selling Shareholders outstanding on that date (and excluding all other shares issuable upon exercise of outstanding options and warrants).

(4) Leon Endres (Member Manager) has voting and dispositive control over the common shares beneficially owned by Endres Holdings LLC.

(5) Mike Wallace (Manager) has voting and dispositive control over the common shares beneficially owned by Itasca Capital Partners.

(6) Jeff Peterson (Manager) has voting and dispositive control over the common shares beneficially owned by Pinnacle Investment Group.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

DILUTION

The Selling Shareholders are offering for resale up to 451,667 shares of common stock and 225,833 Warrant Shares of common stock issuable upon the exercise of the outstanding Warrants. The resale of the current outstanding shares of common stock under this prospectus will not dilute the ownership interests of existing shareholders. To the extent the Warrants are exercised, existing shareholders will experience dilution to their ownership interests in the Company.

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DESCRIPTION OF PROPERTY

Our executive offices are located at 10575 North 114th Street, Suite 103, Scottsdale, AZ 85259. We currently rent this space on a month-to-month basis for approximately $250 USD a month. We believe this space is sufficient to meet our needs. We do not currently own any real estate.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation, and any amendments thereto (collectively the “Articles of Incorporation”) authorize us to issue one hundred million (100,000,000) shares of common stock, par value $0.001.

Preferred Stock

Our Articles of Incorporation authorize us to issue ten million (10,000,000) shares of preferred stock, par value $0.001. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issue of such series of shares of Preferred Stock.

Voting Rights

Except as otherwise may be provided by a resolution of the Board of Directors authorizing the issuance of common stock, every stockholder of record is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Warrants and Options

Other than the warrants being registered herein, there are no other outstanding warrants or options to purchase our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF MIX 1 LIFE, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Corporate History

The Company was incorporated in the State of Nevada on June 10, 2009 under the name Antaga International Corp. The original business plan of the Company was to distribute nutritional supplements.

On August 27, 2013, the Company entered into a Definitive Agreement (the “Definitive Agreement”) with Mix 1LLC, an Arizona company. Mix 1 developed, marketed, sold and distributed ready to drink healthy beverages under the brand name “Mix 1.” Pursuant to the Definitive Agreement, the Company acquired 100% of certain assets owned by Mix 1 LLC, including, but not limited to, access to the Mix 1 brand name, product formulas, packaging design specifications, vendor/supplier lists, market research reports, product sales sheets, social media assets, other work product and full rights to market and sell such assets and conduct business with the assets (the “Acquisition”). In exchange for the assets, the Company issued Ten Million (10,000,000) new post-split shares of common stock to Mix 1. On September 12, 2013, the Company changed its name to Mix 1 Life, Inc. to reflect its new business. On November 1, 2013, the Company changed its trading symbol from “ANTR.OB” to “MIXX.OB”. The Company is now focused on the continued development, marketing, sale and distribution of Mix 1 protein drinks.

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On March 31, 2015, we entered into an Asset Purchase Agreement with Shadow Beverages and Snack, LLC, an Arizona limited liability company (“Shadow”) for the purchase of the “No Fear” brand asset (“No Fear”) from Shadow. Shadow’s interest in the No Fear brand is in the form of an exclusive Trademark and License Agreement between Shadow and No Fear International wherein Shadow was granted exclusive licensing and distribution of the No Fear drink within the United States of America. The Company acquired One Hundred Percent (100%) of Shadow’s interest in the No Fear brand only for an aggregate purchase price of Twelve Million Two Hundred Thousand ($12,200,000) USD.

Overview

Our Brands

Mix 1’s brands exist in high growth categories and leverage the consumer demand for health, nutrition and functional ingredients. Our brands are delivering incremental volume and margin growth for our distributors while enhancing category margins for customers. That win-win formula provides Mix 1 Life Inc. with volume, revenue and industry level gross profit.

NO FEAR ENERGY

Category – Energy Drinks

Consumer Positioning – Youthful and Super Aggressive

Brand Performance Drivers – Exploding Category and Monster Fighter

Ten-year licensing agreement with brand owner, IBML

Rights to develop other RTD categories

Trademark is expanding in mainstream apparel retailers under IBML

Previously a multi-million case brand in the Pepsi System

Mix 1

Category – Protein Shake

Consumer positioning – Nutrition Based, All Natural

Brand Performance Drivers – Started in 2009 – High growth category

26 grams of protein

Lifestyle and nutrition focused

Natural product provides for dual placement in stores

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History of Mix 1 from Inception to Acquisition by the Company

Mix 1 was founded by Dr. James Rouse in 2005, and Dr. Rouse completed the initial product formulations. Mix 1 quickly gained traction among health-oriented consumers looking for a natural protein drink alternative. Mix 1 marketed and sold Mix 1 products until December 2012. In December 2012, Mix 1 sold its remaining inventory to wholesalers and stopped the manufacture of Mix 1 products. In August 2013, we purchased all of the assets, intellectual property and market research in connection with the Mix 1 products from Mix 1 LLC.

Our Products and Brand

Since acquisition, we have reformulated and re-packaged three Mix 1 shake flavors (Blueberry Vanilla, Strawberry Banana and Chocolate) in order to strengthen our mass consumer appeal. Additionally, we recently partnered with a large specialty beverage manufacturer on the production of our three flavors. Our first production run of the reformulated beverages was in May 2014, and we distribute to a targeted set of retailers in the western United States. We began distribution of the Mix 1 products in June 2014. Our objective during 2014 was to bring the Mix 1 brand back into circulation via direct store delivery (“DSD”) and natural distributors in many of the same markets and stores that previously carried Mix 1 (including national retail chains). We expect significant revenue growth beginning in 2015 as we expand distribution, sales and marketing activities.

The Company has re-engineered the existing Mix 1 products to improve their taste, quality, look and nutritional content. Our improvements include:

New Formulas: Using the existing Mix 1 product formulas, we developed new formulas in collaboration with doctors to increase the protein content of our drinks and decrease the amount of calories, carbohydrates and sugars per serving.

New Flavors: We developed new flavors including Chocolate, Blueberry Vanilla and Strawberry Banana, which we launched in the second half of 2014. Our 99% lactose-free formulations are thick and creamy, and we have eliminated the “chalky” after-taste that typically accompanies other high-protein beverages. We developed a Mixed Berry flavor that we intend to rollout in the third quarter of 2014. We also have four additional formulas for new flavors currently under development.

New Bottle: We changed the shape of our bottle from a square Tetra Pak to a taller, more functional twelve ounce Polyethylene terephthalate “PET” bottle to make our product more appealing to consumers and to stand out among our competitors.

New Packaging: We created a new label for our bottles with better graphics and more information about the nutrional content of our drinks.

New Products: We are currently developing protein powders based on our new product formulas which we intend to launch in 2015.

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Summary of Recent Improvements to the Mix 1 Products

The Mix 1 line of natural, ready-to-drink protein shakes offers a complete and balanced nutritional blend that is intended to be consumed as a meal replacement or healthy snack. Our beverages have high protein content (on average, 26 grams per serving) and unique fruit-based flavors, with relatively low calorie count and superior taste. Our Mix 1 beverages, available in a twelve-ounce PET bottle, have a twelve-month shelf life with no need for refrigeration. All of our shakes are low-fat, 99% lactose-free and made with non-GMO ingredients. A single twelve ounce serving provides 19 essential vitamins and minerals, including 70% of the recommended amount of daily calcium. The product is sweetened from only natural sugar and Stevia, and the only fat in our products is a relatively small amount of sunflower oil.

Summary of Advantages of Mix 1 Products

As of June 2014, we have commenced sales of our Mix 1 products. We received our first batch of Mix 1 products from our manufacturer in the second half of 2014, which we used to re-position and re-launch the brand to market all of the improvements we have made to the existing Mix 1 products. Figure 1 shows our new and improved Mix 1 products that we launched in 2014.

Image of our new and improved Mix 1 products to be launched in 2014

We plan to meaningfully expand Mix 1’s offerings beyond our Chocolate, Blueberry Vanilla and Strawberry Banana flavors. In 2015, we plan to introduce up to five additional ready-to-drink protein shake flavors, including Mixed Berry, which was previously our best-selling flavor. We also plan to add a multi-pack for sale in the grocery channel and will prepare product for sale in the wholesale club and mass channels. Additionally, we are currently working with one of the largest domestic whey protein suppliers on formulations for innovative natural protein powders.

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Target Market and Industry

Since 2005, Mix 1 has strived to create a strong lifestyle beverage brand with highly engaged and passionate customers. Our brand awareness is particularly strong in Colorado and California, areas where Mix 1 previously had its highest sales volumes. Today, awareness and passion for Mix 1 remains strong, even during our transition and re-launch period. We have an active social media fan base, and we receive frequent requests from prior customers awaiting the reintroduction of Mix 1 beverages.

Mix 1 products are designed for consumers looking for better options for on-the-go energy and natural products that provide the required nutrients for consumers’ daily needs. We believe that our products will be able to reach the mainstream consumer market because of the broad range of occassions for consumers to drink our beverages, such as before a workout as an energy enhancer, after a workout to restore the body, as meal replacements for breakfast, lunch or dinner, as snacks or meal supplements, as energy boosts to get through the workday, or for no occasion at all.

Our target customer is the rapidly growing segment of men and women ages 24 to 49 focused on living a healthy lifestyle. Many of these individuals make wellness a priority and prefer natural and organic foods. Mix 1’s natural ingredient list, fruit-forward flavors and brand image are key differentiating factors in the protein drink category, which separates us from our primary competitors (e.g., Muscle Milk). We believe these factors will also attract new customers to the category.

With our lifestyle-focused product line specially formulated to appeal to a wide range of users, Mix 1 represents the next generation of functional beverages. Most ready-to-drink protein beverages have a narrow marketing focus that targets one of two niche consumer groups. Performance-focused products (i.e., Muscle Milk, Myoplex, Pure Protein) target serious gym-goers and skew heavily male. Nutrition-focused products (i.e., Boost, Ensure, Slim Fast, Special K) target weight management and skew older and heavily female. We believe that there is a large area of opportunity not currently being adequately served and that our Mix 1 product line addresses this market opportunity.

Smoothie and cold-pressed juice consumption has dramatically increased as consumers seek healthier “on-the-go” meal and snack options, and we believe our shakes provide the best ready-to-drink alternative to smoothies made in a blender. More so than other protein shakes, Mix 1 beverages may be consumed as a meal replacement for breakfast and lunch or a mid-day snack, making our shakes a routine purchase. This repeat and balanced consumption pattern is expected to lead to long-term and loyal customers, which is expected to enable us to ultimately become a “lifestyle” beverage brand.

Projected Mix 1 Consumers and Usage

We believe that our Mix 1 natural, high-protein shakes will benefit from two large and sustainable trends: strong consumer demand for natural/organic foods and beverages, and increasing consumer awareness around the health benefits of protein consumption. Mintel reported in January 2013 that protein ingredients in beverages as meal supplements or replacements posted 37% growth over the past five years.1 Also, nearly half (46%) of all consumers of these beverages state that high-protein is a primary selection attribute.2

Our core target market includes consumers who want a fully functional, ready to drink beverage made from all natural ingredients that provides a complete and balanced mix of nutrients for everyday occasions. This target market is large and growing. The functional beverage market was estimated to grow to $16 billion by 2015; the sports nutrition market was $19.6 billion in 2007 and is estimated to grow 51% to $29.6 billion by 2015.

According to market research performed under the direction of Mix 1 prior to the Acquisition, we found that what consumers are primarily looking for in a beverage are health benefits, a reasonable price, good taste, high quality, nutritional data, low amounts of sugar, high amounts of protein, flavors offered and natural ingredients. We believe that Mix 1 products will attract new consumers to the healthy beverage industry and drive incremental beverage growth by meeting the emerging demand for great tasting, high quality, health and wellness lifestyle beverages at a reasonable cost and offering multiple unique occasions for consumers to enjoy our products.

Historically, small and innovative companies have created tremendous market opportunities in the beverage industry. For example, Gatorade was an industry leader in sports drinks, Snapple was an innovator in new age beverages, Red Bull capitalized on the energy drink market, and Vitamin Water was a market mover in the enhanced water industry. Like these companies, the Company seeks to be an industry leader in the mainstream functional beverage market. We believe that one of the greatest strengths of the Mix 1 brand is that our beverages fall into several different product categories including nutritional drinks, sports drinks, meal replacements, meal supplements, low calorie drinks, energy drinks, natural beverages, and more. Unlike some of our competitors, our brand is not limited by any one product category and as a result, we believe we will be able to attract a broad range of mainstream consumers.

1 US consumers have a healthy appetite for high protein food. The US leads the way in global launches of high protein products. (2013, January 18).  Retrieved June 24, 2014, from http://www.mintel.com/press-centre/food-and-drink/us-consumers-have-a-healthy-appetite-for-high-protein-food-the-us-leads-the-way-in-global-launches-of-high-protein-products.

2 Id.

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Distribution

Prior to the Acquisition, Mix 1 products were sold, either to distributors or directly to retailers, across the United States through multiple channels from natural health food stores, traditional grocery stores, big box stores, club stores, specialty outlets and drug stores, such as Kroger, GNC, Whole Foods Market, 7 Eleven, H-E-B, FredMeyer, QFC, King Soopers, United Supermarkets, Wild Oats Markets, Inc., Target, Henry’s, Albertsons, Ralphs, Costco, Central Market, Fry’s, Smith’s Food and Drug Stores, and many others.

Projected Geographic Distribution Strategy

As part of the Acquisition, the Company has access to previous distribution channels established by Mix 1 for the distribution of Mix 1 products. The Company re-launched the Mix 1 brand in the second half of 2014 through these existing distribution channels as well as new distribution channels that the Company has established since the Acquisition through its marketing efforts. The Company does not have any long-term contracts with any distributors or retailers for the sale of its products. The distributors and retailers that the Company has established will purchase Mix 1 products on an order-by-order basis only if the products are immediately available for shipping.

In the future, the Company will continue to seek additional channels of distribution for its products to include convenience, wholesale club and mass retailers. The Company will first focus on distributing its products regionally, starting in Arizona, Colorado, California and other western states, and will then seek to expand its distribution channels across the U.S. and then internationally. We expect to begin distribution of our products to Canada in the second half of 2015 and will seek other global market opportunities later in 2015.

Manufacturing

We outsource the manufacturing, bottling and packaging of our products to a third party located in the U.S. on an order-by-order basis. The Company does not have any long-term contracts with this third party for their services. Further, this third party does not work exclusively for the Company and may be limited in their ability to meet our production needs. Once the products have been manufactured, bottled and packaged, they are sent directly to our distributors and retailers based on their purchase orders.

Supplies of Raw Materials

The ingredients for our products are sourced from several different suppliers located primarily in North America and Europe on an order-by-order basis. Some of the ingredients in our products are not readily available in large quantities or are available on a limited or seasonal basis only. Further, the limited availability of some of these ingredients could cause signficant fluctuations in their costs. Our management reseaches and develops our sources of ingredients used in the manufacturing of our products. The ingredients that we source are sent to our manufacturer in the U.S. to create our products. The Company does not have any long-term contracts with our suppliers and we cannot be assured that they will be able to meet our demands.

Marketing

We have a strong brand that evokes passion with our customers, evidenced by currently having over 19,000 Facebook fans, 1,700 Twitter followers and 1,000 Instagram followers. We plan to promote the Mix 1 brand by engaging in traditional and digital advertising, promotions and other customer outreach.

We intend to market our new and future Mix 1 products using the following channels:

Mainstream Advertising

Print: Advertising through print such as newspapers, magazines, mail, etc.

Broadcast: Advertising through television or the radio.

Out-of-home: Advertising to reach consumers while they are on-the-go in public places, in transit, retail venues, etc.

Digital: Advertising through computers, smartphones, tablets, etc.

Endorsements: Public endorsements of our products from celebrities, athletes, personalities, political figures, etc. that can generate mainstream awareness for Mix 1.

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Field Marketing and Consumer Promotion

Strategic Event Sampling: Sampling increases consumer awareness of our products and provides opportunities for consumers to taste the product and learn about its nutritional benefits.

Sponsorship: Partnering with an event, activity, key personality or organization that will give us access to a greater consumer market and generate strong community ties.

Retail Promotion

Retailer Programs: Retailers promote our products through sales, rebates, coupons, contests, temporary price reductions (TPRs), etc. to drive consumer engagement with our product, generate word-of-mouth marketing, reinforce brand positioning and create sale opportunities.

In-Store Execution

Displays of our products

In-Store Sampling

In-Store Coupons

Point-of-Sale Displays: Sales promotion displayed at or near the checkout to encourage impulse buying.

Digital and Social Media

Social Media Campaign: Marketing through social media sites to create content that attracts consumer attention, encourage readers to share that content via the Internet, and drive sales of our products.

Coupons: Offer coupons online through social media sites

Public Relations

Guerilla Marketing: Innovative, unconventional and low-cost marketing aimed at obtaining maximum exposure generally targeting specific consumers, such as street art, flash mobs, PR stunts,

Public Relations including public appearances, presentations, etc.

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Examples of our Consumer Marketing Strategies

Examples of our Retail Marketing Strategies

Business Strategy

Over the next five years, our growth strategy will focus on the following three key areas:

Grow into a “Mega-Brand” through Increased Distribution to National Markets and Expansion into International Markets

We will strive to become a “Mega-Brand” in the functional beverage industry by increasing the amount of product we distirubute to our current customers in the U.S. and seeking additional retail markets where we can sell our products. Further, we intend to expand distribution of Mix 1 products to international markets. Our primary sales focus will be convenience stores and grocery stores in the U.S. and Canada, which we plan to enter primarily through brokers and distributors. Our distribution strategy is expected to include regional direct store delivery groups (e.g., Admiral, Kalil, New Age, Swire) and national natural and organic distributors (e.g., KeHE, Lone Star, UNFI). We also plan to sell product to mass, club and drug stores, as well as gyms and hospitals, and our eCommerce strategy is planned to include selling through our own website and Amazon.com, among others.

Diversify and Expand our Product Portfolio

We will continue to improve our current products and introduce new flavors and ingredients while also exploring opportunities to diversify into new types of products such as protein powders to be added to water for nutritional energy enhancement. We believe that diversification engages new consumer interest and enables the brand to benefit from a proactive and developing brand image while stimulating revenue from increased buyer interest and awareness of the brand.

Expand our Team

Our team currently includes our officers and directors as well as twenty full-time employees, who together are responsible for several different segments of our business including product development, marketing, distribution, sales, public relations, finance, and more. We intend to increase the size of our management team and hire additional employees to manage the continued growth of our company and to increase our sales force and marketing efforts.

Intellectual Property

We own the registered trademarks for the “Mix 1” brand name and logo. Generally, our trademarks remain valid and enforceable so long as we continue to use the marks in commerce and the required registration renewals are filed. We also hold the trade secrets to the formulas for all of our beverages. Additionally, we have registered the www.Mix 1life.com domain name.

We consider our trademarks, trade secrets and domain name to be valuable assets to the Mix 1 brand and seek to protect them from infringement.

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Government Regulation

The distribution and sale in the United States of our products is subject to the Federal Food, Drug and Cosmetic Act and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of our products. Compliance with these regulations may involve significant costs or require us to change our business practices. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity. We believe that we are currently in material compliance with all such applicable laws, however, new statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled and/or reformulated and/or repackaged, thus adversely affecting our financial condition and operations. We do not believe that we will require any government approval to sell or distribute our products in the U.S. In the event we expand our operations globally, we will be subject to increased regulatory issues, particularly in relation to the registration and taxation of our products in foreign markets, and may be required to obtain government approval of our foreign operations.

Competition

The beverage industry is highly competitive. There are a large number of widely recognized brands of ready to drink health-conscious beverages in the market, such as Muscle Milk, Core Power, Oh Yeah, Odwalla, EAS Myoplex, Ensure, Special K, Slim-Fast, Boost, Nature’s Best, and Nutrilite. Our competitors may have substantially greater financial, marketing and distribution resources than we do and as a result, be better positioned to obtain financing, seek strategic relationships, sell their products to larger markets and more.

Important factors affecting our ability to compete successfully include the taste and flavor of our products, consumer promotions, rapid and effective development and marketing of new cutting edge products, attractive packaging, branded product advertising, optimal product placement in stores, and pricing. We also compete for distributors who will give our products more focus than those of our competitors, provide stable and reliable distribution and secure adequate shelf space for our products in retail stores. Competitive pressures in the beverage industry could prevent our products from gaining market share or cause us to experience price erosion, which could have a material adverse effect on our business and results of operations.

Differentiation of Mix 1 from its Competitors

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Although we operate in a highly competitive market, we believe that the use of innovative fruit-based flavors and natural ingredients set Mix 1 protein shakes apart from similar products in the market. Our 99% lactose-free formulations are thick and creamy, and we believe that we have eliminated the “chalky” after-taste that typically accompanies other high-protein beverages. In the reformulation process, we also significantly increased protein content while keeping calorie count low (between 230 and 240 calories per serving). We believe that these unique product attributes will enable us to gain market share and bring a new segment of consumers into the natural protein drink category.

Employees

As of the date of this Prospectus, we employ a total of twenty full-time employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement. Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the cancer diagnostics industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement.

All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED FEBRUARY 28, 2015 COMPARED TO THE SIX MONTH PERIOD ENDED FEBRUARY 28, 2014.

Operating and Net Loss

Our net loss for the six month period ended February 28, 2015 was $2,412,597, respectively compared to a net loss of $1,176,066, respectively, during the six month period ended February 28, 2014. The revenue for the six month period ended February 28, 2015 was $749,231 compared to revenue of $0 for the six month period ended February 28, 2014.

During the six month period ended February 28, 2015, we incurred general and administrative expenses of $963,597, respectively, compared to $749,736, respectively, incurred during the six month period ended February 28, 2014. Selling and marketing costs incurred during the six month period ended February 28, 2015 was $369,133, respectively, compared to $23,934, respectively, for 2014. Depreciation and amortization costs for the six month period ended February 28, 2015 was $859,838, respectively, compared to $0, respectively, for 2014.

The weighted average number of shares outstanding was 11,297,073, respectively for the six month period ended February 28, 2015. The weighted average number of shares outstanding was 9,856,718, respectively for the six month period ended February 28, 2014.

Financial Condition

As of February 28, 2015, our total assets were $20,144,979 as compared to $20,585,739 as of August 31, 2014, and our total liabilities as of February 28, 2015 were $1,918,316 as compared to $1,083,300 as of August 31, 2014.

As of February 28, 2015 the Company’s cash balance was $42,596 compared to $91,794 as of August 31, 2014.

Stockholders’ equity was $18,226,663 as of February 28, 2015 as compared to $19,502,439 as of August 31, 2014.

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Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the six month period ended February 28, 2015 net cash flows used in operating activities was $1,557,849. For the six month period ended February 28, 2014, net cash flows used in operating activities was $427,402.

Cash Flows from Investing Activities

For the six month period ended February 28, 2015, net cash flows used in investing activities was $11,500. For the six month period ended February 28, 2014, net cash flows used in investing activities was $5,788.

Cash Flows from Financing Activities

We have financed our operations primarily from either advancements or the issuance of equity and debt instruments. For the six month period ended February 28, 2015, there was $0 net cash generated from loans from officer, $882,801 net cash generated from a convertible notes, and $637,350 net cash generated from the sale of common stock. For the six month period ended February 28, 2014, there was $4,567 net cash generated from loans from officers, $500,000 net cash generated from a convertible note, and $283,000 net cash generated from the sale of common stock.

Liquidity and Capital Resources

As of February 28, 2015 the Company’s cash balance was $42,596 compared to $91,794 as August 31, 2014.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Additional issuances of equity or convertible debt securities will result in dilution to our current stockholders. Such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on commercial acceptable terms, if at all, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED AUGUST 31, 2014

Operating and Net Loss

Our net loss for the year ended August 31, 2014 was $1,995,519 compared to a net loss of $32,771 for the year ended August 31, 2013. From Inception (June 10, 2009) through the year ended August 31, 2014, our cumulative net loss was $2,056,290.

During the year ended August 31, 2014, we incurred operating expenses consisting $98,524 in selling and marketing and $1,378,874 in corporate general and administrative expenses for total operating expenses of $1,477,398, compared to total operating expenses of $32,771 incurred during the year ended August 31, 2013.

The weighted average number of shares outstanding was 10,013,939 for the year ended August 31, 2014 as compared to 6,473,197 for the year ended August 31, 2013.

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Financial Condition

As of August 31, 2014, our total assets were $20,585,739 as compared to $19,880,000 as of August 31, 2013, and our total liabilities as of August 31, 2014 were $1,083,300 as compared to $32,771 for the year ended August 31, 2013.

As of August 31, 2014 the Company’s cash balance was $91,794 compared to $0 as at August 31, 2013.

Total Shareholders’ equity was $19,502,439 as of August 31, 2014 as compared to $19,847,229 as of August 31, 2013.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the year ended August 31, 2014, net cash used in operating activities was $1,116,850. For the year ended August 31, 2013, net cash used in operating activities was $0. From Inception (June 10, 2009) through the year ended August 31, 2014, net cash used in operating activities was $1,144,850.

Cash Flows from Investing Activities

For the year ended August 31, 2014, net cash used in investing activities was $5,788. For the year ended August 31, 2013, net cash flows used in investing activities was $0. From Inception (June 10, 2009) through the year ended August 31, 2014, net cash used in investing activities was $5,788.

Cash Flows from Financing Activities

We have financed our operations primarily from either advancements or the issuance of equity and debt instruments. For the year ended August 31, 2014, net cash provided by financing activities was $1,214,432, consisting of $30,400 cash generated from loans from officer, $(30,400) in repayments to officers, $500,000 in convertible note proceeds, $698,500 generated from the sale of common stock, and $15,932 generated from Premium Finance. For the year ended August 31, 2013, there was $0 cash generated financing activities. For the period from inception (June 10, 2009) to August 31, 2014, net cash provided by financing activities was $1,242,432.

Liquidity and Capital Resources

As of August 31, 2014 the Company’s cash balance was $91,794 compared to $0 as August 31, 2013.

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities, and future credit facilities or corporate borrowings. Our working capital requirements are expected to increase in line with the growth of our business.

Advances, debt instruments and sale of stock are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments.

In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of inventory; (ii) developmental expenses associated with a start-up business; and (iii) marketing expenses. We intend to finance these expenses with further issuances of securities and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

As of the date of this Annual Report, we do not have any material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

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Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncement

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Asset Purchase

On August 27, 2013, Antaga International Corp. entered into a Definitive Agreement with Mix 1 LLC, an Arizona corporation, under which the Company acquired 100% of certain assets owned by Mix in exchange for 3,333,333, post reverse, newly issued shares of common stock in the Company. The assets included in the purchase were the Mix 1 brand name, internet domains, product specifications, ingredient specifications, quality assurance guidelines, customer/vendor/supplier lists, market research reports, social media assets, and distribution channels. The valuation of the assets was performed by a third party appraiser and the $19,880,000 was allocated as follows:

Mix 1 Brand Names	$5,000,000
Mix 1 Internet Domains	1,100,000
Mix 1 Product Specifications	3,600,000
Quality Assurances Guidelines	250,000
Ingredient Specifications	180,000
Customer/Vendor/Supplier Lists	5,000,000
Market Research Reports	1,250,000
Mix 1 Social Media Assets	500,000
Distribution Channels	3,000,000
Totals	$19,880,000

The Company updated the third-party valuation for 2014 to determine the fair value of the assets acquired as of the acquisition date. The final amounts allocated to the assets acquired are based upon the results of that valuation appraisal.

We believe that the acquisition of these assets from Mix 1 LLC was not the acquisition of a “business” within the definition set forth in GAAP or Rule 11-01(d).

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships
Cameron Robb, 45	Chief Executive Officer, President, Treasurer, Secretary, Director	Since August 28, 2013	None
Christopher Larson, 43	Chief Financial Officer, Director	Since June 24, 2014	Hondo Minerals Corporation; Mill City Ventures III, Ltd.
Lee Coleman, 56	Director	Since July 14, 2014	None
James S. Tonkin, 64	Director	Since June 24, 2014	None
Steve Vande Loo, 58	Director	Since April 21, 2014	None
Glenn Williamson, 58	Director	Since April 1, 2014	None
Robert J. Goodmanson, 60	Director	Since April 1, 2014	None

Term of Office

Each of our officers is elected by the Company’s Board of Directors to serve until the next annual meeting of Directors or until their successors are duly elected and qualified. Each of our directors is elected by the Company’s Board of Directors and shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

Background and Business Experience

Cameron Robb – Mr. Robb has over 25 years of true entrepreneurial business experience. He has worked as a management consultant for a variety of companies in diversified industries, including Entertainment, Technology, and Consumer Products. The consulting services he has provided were at an executive level for both private and publicly held companies reporting on the NYSE and on the OTCBB. From April 15, 2010 to November 4, 2011, Mr. Robb acted as the CEO and CFO of On4 Communications, Inc. (ONCI). Mr. Robb has worked with nationwide sports licensing companies representing such licenses as, NFL®, NBA®, NHL®, BASS®, NBR®, MLB®, PGA®, LPGA®, WWF® and NASCAR®. In addition, Mr. Robb has sold product and work directly with independent retailers and various mass-market big box chains across North America and Europe. Prior to consulting Mr. Robb held the position of CEO/President and Co-Founder of a North American entertainment and licensing company. He was instrumental in developing the company’s brand and business over an eight-year period.

Christopher Larson – Mr. Larson has over 15 years of experience as both an entrepreneur and a public company executive. He has been a public company board member and brings financial accounting, financial analysis, and SEC reporting and compliance skills to Mix 1 Life, Inc. (the “Company”). Mr. Larson co-founded Cash Systems, a financial services company affiliated with the gaming industry, in 1999. He served as the company’s CFO until 2006 as the business grew from $600,000 to over $100 million in revenue and traded on the NASDAQ exchange. Mr. Larson has served as President of National Cash & Credit, a successful financial services company, from 2006 to present. Mr. Larson also serves on the boards of directors of Hondo Minerals Corporation (HMNC) and Mill City Ventures III, Ltd. (MCVT).

Lee Coleman – Mr. Coleman is a brand marketing, product and business development professional with experience working with CEOs and CMOs to develop media and marketing partnerships that are multi-platform and integrated. For the past twelve (12) years, Mr. Coleman was employed in several positions at Viacom, Inc. (NASDAQ: VIA) starting as an Account Executive for Vh1 and CMT, and working his way up to Director of New Business Development, Vice President of New Business Development for Viacom’s MTV Network, and eventually Vice President of Global Business Development for MTV Networks. Most recently, as Vice President of Global Business Development for MTV, Mr. Coleman spearheaded the Business Development sales team while working in tandem with Viacom global offices, focusing on new client and business for MTV Networks and Global Music and Entertainment Clusters. Additionally, Mr. Coleman developed and created multi-network and partnership programs on a global basis, working with CEO’s and client marketing teams to create customized multi-platform solutions to multi-faceted marketing strategies, and interfaced with all divisions of the MTV Networks organization to develop traditional and non-traditional revenue business programs. Mr. Coleman’s industry expertise and innovative style provided the opportunity to work with many companies over his career including Amazon.com, Starbucks, Taco Bell, Google, Netflix, 3M and Sony Electronics. In January 2014, Mr. Coleman was appointed as a member of the Board of Advisors for NOHO, Inc., a global premium functional lifestyle beverage company (OTC: DRNK) and since March 2014, has served on the Board of Advisors of MilkMoney.com, an online marketplace for sponsorships, product placement, bookings and endorsements. Mr. Coleman continues to be a lecturer on economic empowerment on such topics as business development, media, marketing and multi-platform engagement at institutions such as USC, UCLA and Pepperdine University. The Company believes that Mr. Coleman will be a valuable member of the Board of Directors based on his experience in marketing and domestic and global business development.

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James S. Tonkin – Mr. Tonkin is a private sector brand marketing and development professional who has designed and implemented national infrastructure in the food and beverage industry. Mr. Tonkin has successfully created and implemented business and financial strategies for domestic and international firms focusing on: production and manufacturing; branding; sales; marketing; and distribution. In the last 15 years, Mr. Tonkin has promoted brand and marketing programs for many clients in the bottled water and functional food/beverage industries.

Mr. Tonkin began his career serving as Vice President and General Manager of a West Coast 7–Up Bottler from 1973 until 1982 where he produced, marketed and distributed carbonated soft drink brands including 7-UP, A&W Root Beer, Crush and Clearly Canadian. Mr. Tonkin then successfully pioneered both a domestic cheese production-distribution facility in northern California and a snack chip company known as Buffalo Chips from 1982 until 1983. Turning his interest back to healthier beverages, he became V.P. Marketing and Sales for the first ‘new age’ beverage in the U.S in 1983, Napa Naturals, which innovatively married natural white grape juice, natural flavoring and sparkling mineral water. Starting a private consultancy in 1986 called Healthy Brand Builders, Mr. Tonkin focused on brand management, sales and marketing. His industry expertise and innovative style provided the opportunity to work with many companies over his consulting career including Essentia Water, a nationally recognized structured water, Bio Essentials an innovative glucosamine beverage for joint health. Since 2008, Mr. Tonkin served on the Board of Advisors for Zico. The Company believes that Mr. Tonkin would be a valuable member of the Board of Directors based on his experience in branding and marketing in the beverage industry.

Steve Vande Loo – Mr. Vande Loo has over 30 years of experience with the Coca-Cola system in the field and headquarters and most recently held the title of National Vice President of Region Commercialization and Development for Coca-Cola Refreshments. During his tenure at Coca-Cola, from 1979 to 2012, Steve was responsible for creating marketing and brand-building strategies, overseeing operations in 7 regions in North America and Europe. Steve is also the Founder and President of Advanced Beverage Concepts in Atlanta, Georgia from 2012 to present.

Glen Williamson – Mr. Williamson has more than 30 years of entrepreneurial and executive level experience, primarily in the financial and operational aspects of companies. His strengths range from advanced capital formation to marketing as well as positioning people, products, concepts and companies. Glenn was a member of a global finance team working on a $3 billion Iridium satellite program in 2010.

During the last four years he served as Chairman and CEO and President of Kinetx Aerospace, a firm involved in deep space navigation and advanced satellite engineering, both civilian and military. He is Chairman of EPCOR Water USA as well, one of Arizona’s largest privately owned water utilities. He was also on the Board of Obsidian Strategics, a high-technology company involved in High Speed Wan Connectivity in the super computer industry, serving the Intelligence community.

From 1992 to 2000, Mr. Williamson served as Vice Chairman, Executive Vice President, Chief Operating Officer, and Treasurer of WAVO Corporation, a 200+ person International Digital Media Provider, listed on the NASDAQ. During his tenure, he was involved in the public offering and acquisition of half a dozen companies, as well as numerous financial strategic alliances around the world, such as Microsoft, Intel, Public Broadcasting Service, Virgin Entertainment Group, and Siemens-Albus in Switzerland.

Mr. Williamson also served on the Executive Committee of the Board of Directors of the Phoenix Zoo and chaired the Nominating Committee. He was a founding member of Social Venture Partners, a non-profit organization benefitting children and education. He also sat on the Executive Committee of the Board of Directors as well as chairing the nominating committee for American Rivers, a Washington D.C. based river advocacy group. He is also a "Visiting Speaker" at Thunderbird: The American Graduate School of International Management in Phoenix, Arizona.

Mr. Williamson has also been an Honorary Commander at Luke Air Force Base in Arizona, home to the 56th Fighter Wing of the U.S. Air Force, which is comprised of some 200 F-16 fighter aircraft. He is also currently a member of the Blue Blazer Squadron, a group of 56 Honorary Commanders operating under the Fighter country partnership. Additionally, he sits on the Arizona District Export Counsel Board, a position appointed by the U.S Secretary of Commerce.

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Robert J. Goodmanson – Mr. Goodmanson has 30 years of experience in the investment banking industry. He founded and is CEO of Maxwell Simon, Inc., a FINRA- registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus is on institutional fixed income, advisory, private and public equity transactions. Prior to founding Maxwell Simon, Rob held senior positions at Tucker Anthony, Oakridge Financial and Robert W Baird. Mr. Goodmanson was a Senior Managing Director in charge of the Midwest and West divisions for Robert W. Baird. For 3 years he served on the FINRA Board of Governors for District 4 in Kanas City. He holds a BA from Hamline University in St. Paul, MN and successfully completed the multiyear Management Leadership Institute program at The Wharton School.

Identification of Significant Employees

We have no significant employees other than Cameron Robb, our President, Chief Executive Officer, Treasurer, Secretary and Director, and Christopher Larson, our Chief Financial Officer and Director, along with the additional Directors listed above.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

30

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

On July 14, 2014, the Company established an audit committee and adopted its audit committee charter. The Company does have an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors have sufficient financial expertise for overseeing financial reporting responsibilities.

The Company’s audit committee consists of three independent members of the board of directors. The audit committee’s duties include, but are not limited to, recommending to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Code of Conduct and Ethics

On July 14, 2014, the Company’s Board of Directors established and adopted a Code of Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  As of the year ended August 31, 2014 we did not yet have a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Hence, compliance with Section 16(a) thereof by our officers and directors was not required. As of April 15, 2015 we became subject to Section 16(a) of the Securities Exchange Act and our officers, directors, and greater than ten percent stock holders are in the process of preparing the required filings to comply with Section 16(a).

EXECUTIVE COMPENSATION

Name and Principal Position	Fiscal Year Ended 8/31	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(1)
Cameron Robb (2)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President, CEO, Director, Secretary and Treasurer	2014	90,000	-0-	156,500	-0-	-0-	-0-	-0-	246,500

Christopher Larson (3)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CFO and Director	2014	60,000	-0-	102,500	-0-	-0-	-0-	-0-	162,500

Juan Tellez (4)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former Officer and Director	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Mark Zouvas (5) Former Officer and Director	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former Officer and Director	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_______________

(1)	The Total Salaries noted represent salaries that have been accrued. No cash salaries have been paid by the Company.
(2)

Cameron Robb was appointed as President, CEO, CFO, Director, Secretary, Treasurer and Director of the Company on August 28, 2013. On June 24, 2014, Mr. Robb resigned as CFO and appointed Mr. Chris Larson.

(3)	Christopher Larson was appointed as a director of the Company on April 21, 2014 and was appointed as CFO on June 24, 2014.
(4)	Juan Tellez resigned as the sole officer and director of the Company on August 28, 2013.
(5)	Mark Zouvas resigned as the sole officer and director of the Company on May 6, 2013.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of May 28, 2015.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

On July 14, 2014, the Company’s Board of Directors established a compensation committee of the Board of Directors and adopted a Compensation Committee Charter. The Compensation Committee is made up of three independent members of the Board of Directors, each of whom will serve for a term of one year. The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities related to the Company’s compensation structure and compensation, including equity compensation, if any, paid by the Company.

Compensation of Directors

Our directors receive an annual salary consisting of: 1) Ten Thousand ($10,000) dollars per year, which shall be earned and paid on a quarterly basis; and 2) Six Thousand Six Hundred Sixty Seven (6,667) restricted shares of the Corporation’s common stock per year, valued at a fixed cost basis of $1.50 per share (the “Shares”), with 25% of the Shares deemed earned per fiscal quarter.

Significant Employees /Consultants

As of the date of this Prospectus, we employ a total of twenty full-time employees.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Cameron Robb, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Robb collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors adopted a Code of Conduct and Ethics (the “Code”) on July 14, 2014, which applies to our officers, directors and employees. The purpose of the Code is to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•

full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) or NASDAQ, and in other public communications made by the Company;

•	compliance with applicable laws and governmental rules and regulations;
•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
•	accountability for adherence to the Code.

A copy of the Code is filed herewith as Exhibit 14.1 and is incorporated herein by reference.

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 28, 2015, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Cameron Robb (3) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	2,020,979	15.875%
Christopher Larson (4) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	1,769,611	13.901%
Robert J. Goodmanson (5) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	5,834	0.046%
Glenn Williamson (6) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	5,834	0.046%
James S. Tonkin (7) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	5,834	0.046%
Lee Coleman (8) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	7,834	0.062%
Steve Vande Loo (9) 10575 N. 114th St., Suite 103 Scottsdale, AZ 85259	Common	5,834	0.046%
All Officers and Directors as a Group	Common	3,821,760	30.022%
Mix 1 LLC (10) 8340 East Raintree Drive Building D Scottsdale, AZ 85260	Common	1,111,112	8.728%
Shadow Beverage and Snack LLC (11) 4650 E. Cotton Center Blvd. Ste 240 Phoenix, AZ 85040	Common	1,301,138	10.221
Asia Finance Corporation Ltd. (12) Aviation House Level 2 131 Featherston Street Wellington 6011, New Zealand	Common	1,200,000	9.426

All Beneficial Owners as a Group	Common	7,434,010	58.397%

_______________

(1) The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 12,730,840 issued and outstanding shares of common stock as of May 28, 2015.

(3) Cameron Robb is a Director and the Company's President, CEO, Secretary, and Treasurer. His beneficial ownership includes 909,868 common shares directly owned and 1,111,111 shares held in the name of Campus Ventures LLC, an Arizona limited liability company controlled by Mr. Robb.

(4) Christopher Larson is a Director and the Company’s CFO. His beneficial ownership includes 57,627 common shares directly owned, 150 shares owned indirectly by Mr. Larson’s minor child, 78,500 common shares held in the name of Thomas Lake & Company, a corporation controlled by Mr. Larson, and 1,633,334 common shares held in the name of Mix Development Group LLC, an Arizona limited liability company controlled by Mr. Larson.

33

(5) Robert J. Goodmanson is member of the Company’s Board of Directors. His beneficial ownership includes 5,834 common shares directly owned.

(6) Glenn Williamson is member of the Company’s Board of Directors. His beneficial ownership includes 5,834 common shares directly owned.

(7) James S. Tonkin is member of the Company’s Board of Directors. His beneficial ownership includes 5,834 common shares directly owned in his name and indirectly by his company, Healthy Brand Builders.

(8) Lee Coleman is member of the Company’s Board of Directors. His beneficial ownership includes 7,834 common shares directly owned.

(9) Steve Vande Loo is member of the Company’s Board of Directors. His beneficial ownership includes 5,834 common shares directly owned in his name and indirectly by his company, Advanced Beverage Concepts.

(10) Mix 1 LLC is an Arizona limited liability company. Mix 1 LLC’s beneficial ownership includes 1,111,112 common shares acquired pursuant to the acquisition of Mix 1 assets in August 2013.

(11) Shadow Beverage and Snack LLC is an Arizona limited liability company. Shadow Beverage’s beneficial ownership includes 1,000 shares issued as compensation for consulting services rendered to the Company and 1,300,138 common shares acquire pursuant to the acquisition of the No Fear brand in early 2015.

(12) Asia Finance Corporation is located in New Zealand. Asia Finance’s beneficial ownership includes 1,200,000 total shares acquired in a private transaction.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During the years ended August 31, 2014 and 2013, the Company had the following related party transactions:

	2014		2013
	Shares	Amount	Shares	Amount
Common stock issued for directors and officers' fees	63,333	$148,999	-	$-
Common stock issued for consulting and payroll services-Related parities	167,139	295,709	-	-
	230,472	$444,708	-	$-

As of August 31, 2014 and 2013, the Company owed $349,038 and $18,716 respectively to several principal shareholders for cash advances used in operations. During the year ended August 31, 2014 the Company paid the chief financial officer $212,826 in accounting services and consulting fees. The Company also paid $24,000 to a stockholder of the Company for consulting and web related services. No consulting fees were paid to these individuals in the year ended August 31, 2013.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

34

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Zouvas Law Group, PC in San Diego, California.

EXPERTS

KWCO, PC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. KWCO, PC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Nevada law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and

The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Cameron Robb, our President and Chief Executive Officer.

35

INDEX TO FINANCIAL STATEMENTS

MIX 1 LIFE, INC.

TABLE OF CONTENTS

FOR PERIOD ENDED FEBRUARY 28, 2015

Balance Sheets as of February 28, 2015 (unaudited) and August 31, 2014 (audited)	F-2

Statements of Operations (unaudited) for the three months ended February 28, 2015 and 2014; and six months ended February 28, 2015 and 2014.	F-3

Statements of Cash Flows (unaudited) for the six month period ended February 28, 2015 and 2014.	F-4

Notes to the unaudited Financial Statements	F-5

F-1

Mix 1 Life, Inc.

BALANCE SHEETS

	February 28, 2015	August 31, 2014
	(Unaudited)	(Audited)

ASSETS
Current Assets:
Cash and cash equivalents	$42,596	$91,794
Inventory, lower of cost or market, principally first-in, first-out	183,845	580,607
Accounts receivable	736,868	-
Notes receivable	129,900	-
Other current assets	14,733	27,963

Total Current Assets	1,107,942	700,364

Fixtures and Equipment, net of accumulated depreciation of $964 at February 28, 2015 and $413 at August 31, 2014	16,324	5,375
Ingredient Specifications, Branding, and Other Intangible Assets, net of accumulated amortization of $859,287 at February 28 2015, and zero at August 31, 2014	19,020,713	19,880,000

TOTAL ASSETS	$20,144,979	$20,585,739

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$152,062	$218,330
Accounts payable - related parties	367,521	349,038
Note payable - premium finance	14,733	15,932

Total Current Liabilities	534,316	583,300

12% Senior Secured Convertible Debentures	1,384,000	500,000

Total Liabilities	1,918,316	1,083,300

Shareholders' Equity:
Common Stock, $0.001 par value, 100,000,000 shares authorized 11,486,670 and 10,880,796 shares issued and outstanding at February 28, 2015 and August 31, 2014 respectively	11,487	10,881
Additional paid-in capital	22,684,063	21,547,848
Accumulated (deficit)	(4,468,887)	(2,056,290)

Total Shareholders' Equity	18,226,663	19,502,439

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$20,144,979	$20,585,739

The accompanying notes are an integral part of these financial statements.

F-2

Mix 1 Life, Inc.

STATEMENTS OF OPERATIONS

For the three and six months ended February 28, 2015 and 2014

(Unaudited)

	Three month ended February 28, 2015	Three month ended February 28, 2014	Six month ended February 28, 2015	Six month ended February 28, 2014

Gross Sales	$506,756	$-	$749,231	$-
Customer incentives, discounts, returns, and allowances	(2,381)	-	(2,381)	-
Net sales	504,375	-	746,850	-

Cost of goods sold	445,667	-	657,707	-

Gross Margin	58,708	-	89,143	-

Operating Expenses
Selling and marketing	324,817	16,201	369,133	23,934
Corporate general and administrative	475,372	459,650	963,597	749,736
Depreciation and amortization expense	429,988	-	859,838	-
Total operating expenses	1,230,177	475,851	2,192,568	773,670

Loss from Operations	(1,171,469)	(475,851)	(2,103,425)	(773,670)

Other (Expenses)
Interest expense	(215,284)	(402,396)	(309,172)	(402,396)

Loss before income taxes	(1,386,753)	(878,247)	(2,412,597)	(1,176,066)

Provision from Income Taxes	-	-	-	-

Net (Loss)	$(1,386,753)	$(878,247)	$(2,412,597)	$(1,176,066)

(Loss) per share
Basic and fully diluted:
Weighted average number of shares outstanding	11,441,513	9,885,338	11,297,073	9,856,718
(Loss) per share	$(0.12)	$(0.09)	$(0.21)	$(0.12)

The accompanying notes are an integral part of these financial statements.

F-3

Mix 1 Life, Inc.

STATEMENTS OF CASH FLOW

For the six months ended February 28, 2015 and 2014

(Unaudited)

	2015	2014
Cash flows from operating activities:
Net (loss)	$(2,412,597)	$(1,176,066)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Common stock issued for services	29,655	-
Common stock issued for services - related parties	150,202	194,780
Common stock issued for officers' and directors' fees	37,497	114,000
Common stock issued for interest	22,683	-
Convertible note loan fees	-	194,445
Valuation of warrants on convertible debt	259,434	196,835
Depreciation and Amortization	859,838	-
Changes in Current Assets and Liabilities
Inventory	396,762	-
Accounts receivable	(736,868)	-
Notes receivable	(129,900)	-
Other current assets	13,230	(44,070)
Accounts payable and accrued liabilities	(66,268)	68,322
Accounts payable - related parties	18,483	24,352
Net cash (used) in by operating activities	(1,557,849)	(427,402)

Cash flows from investing activities:
Purchase of vehicles	(11,500)	(5,788)

Net cash provided by (used in) investing activities	(11,500)	(5,788)

Cash flows from financing activities
Loans from officer	-	30,400
Repayments to officer	-	(25,833)
Convertible note proceeds	884,000	500,000
Sale of common stock	637,350	283,000
Note payable payment	(1,199)	-

Net cash provided by financing activities	1,520,151	787,567

Net increase in cash and cash equivalents	(49,198)	354,377
Cash and cash equivalents, beginning of year	91,794	-

Cash and cash equivalents, end of year	$42,596	$354,377

Supplemental cash flow disclosures:
Cash paid during the year for:
Interest	$26,466	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

Mix 1 Life, Inc.

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2015

(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Mix 1 Life, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 10, 2009.

Mix 1 is an emerging beverage and nutritional supplements company currently with a product line of natural, ready-to-drink protein shakes. Our shakes offer a complete and balanced macronutrient mix and are intended to be consumed as a post work out, snack replacement, meal supplement or a meal replacement. Mix 1 beverages have a high protein content (on average 26 grams per serving) and are unique due to their fruit-based flavors, relatively low calorie count and superior taste. Our shakes have a twelve month shelf life with no need for refrigeration and are currently served in a twelve ounce PET (polyethylene terephthalate) bottle.

The Company adopted the provisions of FASB Accounting Standards Update No. 2014-10 Development Stage Entities (Topic 915) (“the Update”) in these financials statements. The Update removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities to: (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. For the public business entities, the amendment is effective for annual reporting periods beginning after December 14, 2014. The requirements of this pronouncement do not have a material effect on the financial statements.

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report filed with the SEC on its 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the year ended August 31, 2014, as reported in the Form 10-K, have been omitted.

There financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has limited cash and, as yet, has not generated any substantial revenues, raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, sales, loans from investors and/or issuance of common shares.

Note 2 – Concentration

During the six months ended February 28, 2015, the Company had revenues and receivable of $746,850 and $736,868, respectively. Of these amounts, 93% of the revenues and 95% of the receivable were from Shadow Beverage and Snack, LLC.

Note 3 – Stock Transactions

During the six months ending February 28, 2015, the Company sold 483,834 shares of its common stock in private placements for $1.50 per share. There were 75,434 shares of common stock issued to related parties as payroll and consulting fees valued at $150,201, 19,167 shares were issued as officer and directors fees valued at $37,497, and 7,561 shares of common stock were issued as interest expense valued at $22,683.

Note 4 – Convertible Notes

During the six months ending February 28, 2015 the Company entered into convertible debt agreements for $884,000. Terms of these transactions include an annual interest rate of 12% due in two years, the option to convert debt into equity at $3.00 per share, and 147,335 stock purchase warrants. The warrants were valued using the Black Scholes valuation method at $259,429 calculated using a stock price of $6.12, a 5 year term, risk-free rate of interest of 1.64% and a volatility of 16.12%.

Note 5 – Subsequent Events

On March 31, 2015, the Company and Shadow Beverages and Snack, LLC, an Arizona limited liability company, closed upon that certain Asset Purchase Agreement for the purchase of the "No Fear" brand asset from Shadow. Shadow's interest in the No Fear brand is in the form of an exclusive Trademark and License Agreement between Shadow and No Fear International wherein Shadow was granted exclusive licensing and distribution of the No Fear drink within the United States of America. The Company acquired One Hundred Percent (100%) of Shadow's interest in the No Fear brand only for an aggregate purchase price of Twelve Million Two Hundred Thousand ($12,200,000) USD.

We have evaluated events and transactions after the balance sheet date to the date these financial statements were released for filing. Except as stated above, we did not have any material subsequent events that would require disclosure in these financial statements.

F-5

INDEX TO FINANCIAL STATEMENTS

MIX 1 LIFE, INC.

 (A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

FOR THE YEAR ENDED AUGUST 31, 2014

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Mix 1 Life, Inc.

Scottsdale, AZ 85259

We have audited the accompanying balance sheets of Mix 1 Life, Inc. (a Nevada corporation in the development stage) as of August 31, 2014 and 2013, and the related statements’ of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2014, and for the period from June 10, 2009 (inception) to August 31, 2014. Mix 1 Life, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mix 1 Life, Inc. as of August 31, 2014 and 2013 and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2014 and for the period from June 10, 2009 (inception) to August 31, 2014 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s operating losses since inception raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KWCO, PC

KWCO, PC

Odessa, TX 79762

November 28, 2014

F-7

Mix 1 Life, Inc.

(Formerly Antaga International Corp.)

(A Development Stage Company)

BALANCE SHEETS

	August 31,	August 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$91,794	$-
Inventory	580,607	-
Other current assets	27,963	-

Total Current Assets	700,364	-

Fixtures and equipment net of accumulated depreciation of $413	5,375	-
Ingredient Specifications, Branding, and Other Intangible assets	19,880,000	19,880,000

TOTAL ASSETS	$20,585,739	$19,880,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$218,330	$14,055
Accounts payable - related parties	349,038	18,716
Notes payable - premium finance	15,932	-

Total Current Liabilities	583,300	32,771

12% Senior Secured Convertible Debenture	500,000	-

Total Liabilities	1,083,300	32,771

Shareholders' Equity:

Common Stock, $0.001 par value, 100,000,000 shares authorized 10,880,796 and 9,770,000 shares issued and outstanding at August 31, 2014 and August 31, 2013 respectively	10,881	9,770
Additional paid-in capital	21,547,848	19,898,230
(Deficit) accumulated during the development stage	(2,056,290)	(60,771)

Total Shareholders' Equity	19,502,439	19,847,229

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$20,585,739	$19,880,000

The accompanying notes are an integral part of these financial statements.

F-8

Mix 1 Life, Inc.

(Formerly Antaga International Corp.)

(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the Years ended August 31, 2014 and 2013 and

For the Period from June 10, 2009 (Inception) to August 31, 2014

			Period from
			June 10, 2009
			(Inception) to
	2014	2013	August 31 2014

Gross Sales	$2,004	$-	$2,004
Costs of goods sold	(6,766)	-	(6,766)
Gross Margin	(4,762)	-	(4,762)

Operating Expenses
Selling and marketing	98,524	3,403	101,927
Corporate general and administrative	1,378,874	29,368	1,436,242
Total operating expenses	1,477,398	32,771	1,538,169

Loss from Operations	(1,482,160)	(32,771)	(1,542,931)

Other (Expenses)
Interest expense	(513,359)	-	(513,359)

Loss before income taxes	(1,995,519)	(32,771)	(2,056,290)

Provision from Income Taxes	-	-	-

Net (Loss)	$(1,995,519)	$(32,771)	$(2,056,290)

(Loss) per share
Basic and fully diluted:
Weighted average number of shares outstanding	10,013,939	6,473,197
(Loss) per share	$(0.20)	$(0.01)

The accompanying notes are an integral part of these financial statements.

F-9

Mix 1 Life, Inc.

(Formerly Antaga International Corp.)

(A Development Stage Company)

Statement of Stockholders' Equity

For the Period from June 10, 2009 (Inception) to August 31, 2014

	Number of Common Shares*	Amount*	Additional Paid-In Capital*	Accumulated Deficit During Development Stage	Total

Balance at Inception-June 10, 2009	-	$-	$-	$-	$-

July 21, 2009 - Common Shares issued for cash at $.001	5,000,000	5,000	(2,500)	-	2,500
August 14, 2009 - Common Shares issued for cash at $.008	1,350,000	1,350	4,050	-	5,400
August 27, 2009 - Common Shares issued for cash at $.01	900,000	900	3,600	-	4,500
Net loss for the period from June 10, 2009 (Inception) to August 31, 2009	-	-	-	(768)	(768)

Balance as of August 31, 2009	7,250,000	7,250	5,150	(768)	11,632

October 2, 2009 - Common Shares issued for cash at $.01	2,520,000	2,520	10,080	-	12,600
Net loss for fiscal year ended August 31, 2010	-	-	-	(1,897)	(1,897)

Balance as of August 31, 2010	9,770,000	9,770	15,230	(2,665)	22,335

Net loss for fiscal year ended August 31, 2011	-	-	-	(8,105)	(8,105)

Balance as of August 31, 2011	9,770,000	9,770	15,230	(10,770)	14,230

Forgiveness of Debt-Officer Loan	-	-	3,000	-	3,000
Retirement of common stock - Former director	(3,333,333)	(3,333)	3,333	-	-
Net loss for fiscal year ended August 31, 2012	-	-	-	(17,230)	(17,230)

Balance as of August 31, 2012	6,436,667	6,437	21,563	(28,000)	-

August 27, 2013 - Purchase of Mix 1 assets	3,333,333	3,333	19,876,667	-	19,880,000
Net loss for fiscal year ended August 31, 2013	-	-	-	(32,771)	(32,771)

Balance as of August 31, 2013	9,770,000	9,770	19,898,230	(60,771)	19,847,229

Common Stock issued for Cash at $1.50 per Share - net of issuance costs of $44,000	495,000	495	698,005	-	698,500
Common Stock issued for Services - Related Party	167,139	167	295,542		295,709
Common Stock issued for Services	11,353	11	37,269	-	37,280
Common Stock issued for Directors & Officers Fees	63,333	64	148,935	-	148,999
Common Stock issued for Exercise of Warrants	373,971	374	(374)	-	-
Value of Beneficial Conversion of Notes Payable	-	-	194,445	-	194,445
Value of Warrants issued with Convertible Debt	-	-	275,796	-	275,796
Net loss for fiscal year ended August 31, 2014	-	-	-	(1,995,519)	(1,995,519)

Balance as of August 31, 2014	10,880,796	10,881	21,547,848	(2,056,290)	19,502,439

* Balances have been restated to reflect an 18:1 forward split effective October 1, 2012, reverse split of 1:3 on September 13, 2013 and another reverse split of 1:3 on September 11, 2014.

The accompanying notes are an integral part of these financial statements.

F-10

Mix 1 Life, Inc.

(Formerly Antaga International Corp.)

(A Development Stage Company)

STATEMENTS OF CASH FLOW

For the years ended August 31, 2014 and 2013 and

For the Period from June 10, 2009 (Inception) to August 31, 2014

			Period from
			June 10, 2009
			(Inception) to
	2014	2013	August 31, 2014
Cash flows from operating activities:
Net (loss)	$(1,995,519)	$(32,771)	$(2,056,290)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Common stock issued for services	37,280	-	37,280
Common stock issued for services - related parties	295,709	-	295,709
Common stock issued for officers' and directors' fees	148,999	-	148,999
Convertible note loan fees	194,445	-	194,445
Valuation of warrants on convertible debt	275,796	-	275,796
Depreciation	413	-	413
Changes in Current Assets and Liabilities
Inventory	(580,607)	-	(580,607)
Other current assets	(27,963)	-	(27,963)
Accounts payable and accrued liabilities	204,275	14,055	218,330
Accounts payable - related parties	330,322	18,716	349,038
Net cash (used) in by operating activities	(1,116,850)	-	(1,144,850)

Cash flows from investing activities:
Purchase of office equipment	(5,788)	-	(5,788)

Net cash provided by (used in) investing activities	(5,788)	-	(5,788)

Cash flows from financing activities
Loans from Officer	30,400	-	33,400
Repayments to officer	(30,400)	-	(30,400)
Convertible Note proceeds	500,000	-	500,000
Sale of common stock - net of issuance costs of $44,000	698,500	-	723,500
Premium Finance	15,932	-	15,932

Net cash provided by financing activities	1,214,432	-	1,242,432

Net increase in cash and cash equivalents	91,794	-	91,794
Cash and cash equivalents, beginning of year	-	-	-

Cash and cash equivalents, end of year	$91,794	$-	$91,794
Supplemental cash flow disclosures:
Cash paid during the year for:
Interest	$32,594	$-	$32,594
Income Taxes	$-	$-	$-

Non-cash investing and financing activities:
Common stock issued for purchase of Mix 1 assets	$-	$19,880,000	$19,880,000
Purchase of Mix 1 assets	-	(19,880,000)	(19,880,000)
Forgiveness of debt - Officer	-	(3,000)	(3,000)
Forgiveness of debt contributed to capital	-	3,000	3,000
Cancellation of Common Stock	(3,333)	-	(3,333)
Cancellation of Common Stock - Paid in Capital	3,333	-	3,333
Cashless exercise of Warrants	374	-	374
Cashless exercise of Warrants - Paid in Capital	(374)	-	(374)
	$-	$-	$-

The accompanying notes are an integral part of these financial statements

F-11

Mix 1 LIFE, INC.

(FORMERLY ANTAGA INTERNATIONAL CORP.)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2014

NOTE 1 – ORIGANIZATION AND BUSINESS ACTIVITY

ORIGANIZATION AND BUSINESS

Mix 1 Life, Inc. (formerly Antaga International Corp) (“the Company” or “Mix 1”) was incorporated under the laws of the State of Nevada, U.S. on June 10, 2009. The Company is in the development stage as defined under Statement on Financial Accounting Standards Board Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.” The Company plan is to develop business operations in nutritional supplements distribution and is working to that end.

On August 27, 2013, Antaga International Corp. entered into a Definitive Agreement (the "Agreement") with Mix 1 LLC, an Arizona corporation, ("Mix") under which the Company acquired 100% of certain assets owned by Mix in exchange for 3,333,333, post reverse, newly issued shares of common stock in the Company.

Mix 1 is an emerging beverage and nutritional supplements company currently with a product line of natural, ready-to-drink protein shakes. Our shakes offer a complete and balanced macronutrient mix and are intended to be consumed as a post work out, snack replacement, meal supplement or a meal replacement. Mix 1 beverages have a high protein content (on average 26 grams per serving) and are unique due to their fruit-based flavors, relatively low calorie count and superior taste. Our shakes have a twelve month shelf life with no need for refrigeration and are currently served in a twelve ounce PET (polyethylene terephthalate) bottle.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted an August 31 fiscal year end.

GOING CONCERN

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not generated substantial revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, June 10, 2009, through August 31, 2014 the Company has accumulated losses of $2,056,290. Management’s plan is to have the Company fully operational in the coming year with substantial sales. Management will continue to raise capital through the sale of equity and/or debt financing as required but there is no certainty that such financing will be available at acceptable terms. These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

IMPAIRMENT OF LONG-LIVED ASSETS

 The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets and definite–lived intangible assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

F-12

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company has adopted FASB ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair measurement and enhances disclosure requirements for fair measure. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for the identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

	Quoted Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total
	(Level 1)	(Level 2)	(Level 3)
August 31, 2013	$-	$-	$-	$-
August 31, 2014 -Warrants	$-	$275,796	$-	$275,796

The carrying amounts reported in the balance sheets for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

Revenue is recognized when the earnings process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the receipt of product by the customer. The earnings process is complete once the customer order has been placed and approved, the product shipped has been received by the customer, and there is reasonable assurance of the collection of the sales proceeds. The Company offers its customers a variety of sales and incentive programs, including discounts, allowances, slotting fees, and co-op advertising; such amounts, along with coupon redemption, are recorded as a reduction in revenue.

F-13

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has limited operations.

ADVERTISING COSTS

The Company expenses advertising costs as these are incurred. Marketing expenses totaled $98,524 and $3,403 in 2014 and 2013, respectively.

LOSS PER COMMON SHARE

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

In September 2014, a former officer and director of the Company returned 3,333,333 shares of his common stock to the Company’s treasury. Those shares were immediately retired by the Company and have not been included in the Company’s weighted average number of shares outstanding computation for the years ended August 31, 2014 and 2013. Those shares are reported in these financial statements as having been cancelled prior to August 31, 2013.

STOCK-BASED COMPENSATION

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Based Compensation” and ASC 505 “Equity Based Payments to Non-Employees”, which requires the measurement and recognition of compensation expense based on estimated fair market values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model as its method of determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

CONCENTRATIONS OF CREDIT RISK

Accounts at banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of August 31, 2014, account balances did not exceed federally insured limits.

RECENT ACCOUNTING PRONOUNCEMENTS

Management does not expect the future adoption of any recently issued accounting pronouncement to have a significant impact on its financial position, results of operations, or cash flows.

F-14

NOTE 3 – ASSET PURCHASE

On August 27, 2013, Antaga International Corp. entered into a Definitive Agreement with Mix 1 LLC, an Arizona corporation, under which the Company acquired 100% of certain assets owned by Mix in exchange for 3,333,333, post reverse, newly issued shares of common stock in the Company. The assets included in the purchase were the Mix 1 brand name, internet domains, product specifications, ingredient specifications, quality assurance guidelines, customer/vendor/supplier lists, market research reports, social media assets, and distribution channels. The valuation of the assets was performed by a third party appraiser and the $19,880,000 was allocated as follows:

Mix 1 Brand Names	$5,000,000
Mix 1 Internet Domains	1,100,000
Mix 1 Product Specifications	3,600,000
Quality Assurances Guidelines	250,000
Ingredient Specifications	180,000
Customer/Vendor/Supplier Lists	5,000,000
Market Research Reports	1,250,000
Mix 1 Social Media Assets	500,000
Distribution Channels	3,000,000
Totals	$19,880,000

NOTE 4 – INVENTORY

All of the Company’s products are produced by a third party food and beverage manufacturer that specializes in the manufacturing of aseptic and extended shelf life beverages and foods. After the product is manufactured, it is stored in third party warehouses until sold and distributed to the retailer.

Inventory is carried at the lower of cost or market, as determined in the first-in, first-out method and is periodically evaluated for obsolescence.

Inventory is summarized as follows:

	August 31,
	2014	2013
Unfinished Product Inventory	$174,082	$-
Finished Product Inventory	406,525	-
	$580,607	$-

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	Life	August 31,
	Indefinite	2014	2013
Mix 1 Brand		$7,850,000	$7,850,000
Mix 1 Product	7	4,030,000	4,030,000
Customer List & Distribution	7	8,000,000	8,000,000
		$19,880,000	$19,880,000

F-15

NOTE 6 – CONVERTIBLE NOTE

During the year ended August 31, 2014 the Company entered into a convertible debt agreement with Mill City Ventures for $500,000. Terms of this transaction include annual interest rate of 12% due February 6, 2016, the option to convert debt into equity at $1.08 per share, and 533,333 post split warrants at an exercise price of $1.50. The warrants were valued using the Black Scholes valuation method at $275,796 and the beneficial conversion feature was valued at $194,445. In August 2014 the 533,333 post split warrants were converted into 373,971 post split shares of common stock in a cashless exercise using the volume weighted average price of the stock on the trading day in which the warrants were exercised.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the years ended August 31, 2014 and 2013, the Company had the following related party transactions:

	2014		2013
	Shares	Amount	Shares	Amount
Common stock issued for directors’ and officers' fees	63,333	$148,999	-	$-

Common stock issued for consulting and payroll services- Related parties	167,139	295,709	-	$-
	230,472	$444,708	-	$-

As of August 31, 2014 and 2013, the Company owed $349,038 and $18,716 respectively to several principal shareholders for cash advances used in operations. During the year ended August 31, 2014 the Company paid the chief financial officer $212,826 in accounting services and consulting fees. The Company also paid $24,000 to a stockholder of the Company for consulting and web related services. No consulting fees were paid to these individuals in the year ended August 31, 2013.

NOTE 8 – STOCK TRANSACTIONS

The following is a summary of stock transactions for the fiscal years ended August 31, 2014:

Since inception(June 10, 2009), the Company’s stock has been restated to reflect an 18:1 forward stock split effective October 1, 2013, a 1:3 reverse stock split on September 13, 2013 and another 1:3 reverse stock split on September 11, 2014. All of the numbers of shares of common stock have been adjusted to reflect the aforementioned forward and reverse stock splits.

In the first quarter of the fiscal year ended August 31, 2014, a former director of the Company resigned his position and returned 3,333,333 shares of stock to the Company’s treasury which were retired. At August 31, 2014 the Company had no treasury shares.

During the fiscal year ended August 31, 2014, the Company sold 495,000 shares of its common stock in private placement sales for $1.50 per share to accredited investors for proceeds of $698,500, net of $44,000 of issuance costs.

There were 11,353 shares of common stock issued to various individuals for consulting services during the fiscal year ended August 31, 2014 while there were 167,139 shares issued to various related parties for consulting services and in lieu of payroll. 7,500 shares were issued at $4.20 per share and 3,853 were issued at $1.50 per share for a total value of $37,280.

There were a total of 63,333 shares of the Company’s common stock issued for officers’ and directors’ fees during the fiscal year ended August 31, 2014. 16,666 shares were issued at $4.20 per share with the balance of 46,667 shares issued at $1.50 per share. The total value of the shares issued for officers’ and directors’ fees was $148,999.

On February 6, 2014 the Company entered into a 12% Senior Secured Convertible Debenture in the amount of $500,000 whereby the debt could be converted into common shares at any time after the original issue date at $1.08 per share or 462,963 post split shares. A beneficial conversion amount of $194,445 was calculated and recorded as interest expense since the conversion price of the convertible instrument was below the per share fair value of the underlying stock into which it was convertible. The underlying value of the stock was considered to be $1.50, or the amount the Company was selling its stock to accredited investors in its private placement sales. Granted with the 12% Convertible Debenture was 533,333 warrants with an exercise price of $1.50. These warrants were valued at $275,796 and recorded as interest expense using the Black-Scholes-Merton Modeling Option using a volatility of 54.07%, a term of 2.5 years, a risk-free interest rate of 1.64%, and a stock price and warrant price of $1.50. On August 6, 2014 these warrants were converted to 373,971 shares of the Company’s common stock in a cashless exercise based on the volume weighted average price of the stock on the trading day of the exercise.

During the fiscal year ended August 31, 2013, the only equity transaction was the issuance of 3,333,333 post reverse split shares for the purchase of certain assets owned by Mix 1. The shares were valued at $19,880,000.

F-16

NOTE 9 – WARRANTS

The following summarizes the stock purchase warrant transaction for the year ended August 31, 2014. There were no stock purchase warrant transactions for the year ended August 31, 2013.

	Number of Warrants	Weighted Average Exercise Price
Outstanding, August, 2013	-	$-
Warrants issued with convertible debt	533,333	$1.50
Warrants exercised	(533,333)	$1.50
Outstanding, August, 2014	-	-

NOTE 10 – FEDERAL INCOME TAXES

Total income tax benefit is less than the amount computed by multiplying the loss before income taxes by the statutory federal income tax rate. The reasons for the difference and the related tax effects for the fiscal years ended August 31, 2014 and 2013.

	2014	2013
Tax benefit at statutory rules of 34%	$678,476	$11,142
Non-Deductible expenses	(154,318)	-
Change in valuation allowance	(524,158)	(11,142)
Net income tax benefit	$-	$-

The components of the deferred tax assets are as follows:

	2014	2013
Deferred tax assets
Net operating loss carryforward	$(995,432)	$(20,661)
Deferred amortization	450,613	-
Total deferred tax asset	(544,819)	(20,661)
Less: valuation allowance	544,819	20,661
	$-	$-

The Company has no deferred tax liabilities.

At August 31, 2014, the Company had a federal income tax net operating loss carry forwards of approximately $2,928,000 to offset future taxable income, which begins to expire in 2034, therefore, there was no income tax expense or payable as of August 31, 2014.

NOTE 11 – SUBSEQUENT EVENTS

On September 11, 2014, the Company affected a 1 for 3 reverse stock split. All references to shares of common stock in this financial statement have been affected to reflect this reverse split.

On September 23, 2014 Mix 1 sold approximately 150,000 bottles for $274,428 of its newly formulated protein shakes to its Arizona distributor. Product is now showing up in convenience and grocery stores throughout the Southwestern United States.

Subsequent to August 31, 2014 through the date these consolidated financials were available for issuance, the Company sold an additional 453,167 shares of common stock for $679,750.

END OF NOTES TO FINANCIALS

F-17

PROSPECTUS

MIX 1 LIFE, INC.

10575 N. 114th Street, Suite 103

Scottsdale, AZ 85259

451,667 shares of common stock

225,833 warrants to purchase shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2015

36

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$453.98
Audit Fees and Expenses	$15,000.00
Legal Fees and Expenses	$35,000.00
Transfer Agent and Registration Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$51,953.98*

_____________

* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Nevada Revised Statutes (“NRS”), as follows.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

On July 21, 2009, the Company issued 5,000,000 post-split shares of common stock to our former sole officer and director, Georgi Parrik, at $0.001 per share for total cash consideration of $15,000. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On August 14, 2009, the Company issued 1,350,000 post-split shares of common stock to various shareholders at $0.001 per share for total cash consideration of $4,050. The shares were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that each investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

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On August 27, 2009, the Company issued 900,000 post-split shares of common stock to various shareholders at $0.001 per share for total cash consideration of $2,700. The shares were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that each investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

On October 2, 2009, the Company issued 2,520,000 post-split shares of common stock to various shareholders at $0.001 per share for total cash consideration of $7,560. The shares were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that each investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

On August 27, 2013, the Company issued 3,333,333 post-split shares of common stock to the shareholders of Mix 1 LLC for the purpose of purchasing certain assets of Mix 1 LLC. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On November 27, 2013, the Company issued 20,000 post-split shares of common stock to Cameron Robb valued at $1.60 per share for his services as an officer and director to the Company. The shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, as more specifically set forth below, on the basis that the shares were offered and sold in a non-public offering.

On November 29, 2013, 13,333 shares issued pursuant to a stock Purchase Agreement dated November 26, 2013 at $1.50 per share and 24,167 shares were issued for services rendered on behalf of the Company.

On December 23, 2013, 3,333,333 restricted shares of common stock held by Juan Pablo Tellez, a former executive, were cancelled and returned to treasury.

On February 12, 2014, 43,853 restricted shares of common stock were issued to several individuals for services rendered to the Company.

On February 12, 2014, 20,000 restricted shares of common stock were issued to Company’s CEO for services rendered to the Company, valued at $1.40 a share.

On April 1, 2014, 183,333 restricted shares of common stock were issued to four individuals pursuant to a stock Purchase Agreement, at a cost $1.50 per share.

On April 1, 2014, 20,000 restricted shares of common stock were issued to Company’s CEO for services rendered to the Company, valued at $1.40 a share.

On April 8, 2014, 18,333 restricted shares of common stock were issued to three consultants for services rendered to the Company.

On July 21, 2014, 48,333 restricted shares of common stock were issued to four investors pursuant to their Subscription and Purchase Agreements, dated February 28, 2014, at a cost basis of $1.50 per share.

On August 11, 2014, 11,667 restricted shares of common stock were issued to members of the Company’s Board of Directors, at a cost basis of $1.50 per share.

On August 11, 2014, 373,971 restricted shares of common stock were issued pursuant to a Notice of Exercise, dated August 7, 2014, exercising certain warrants owned by the holder.

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On October 20, 2014, the Company issued 191,828 shares of restricted common stock. Of the 191,828 restricted shares issued, 88,168 shares were issued to four US investors at a cost basis of $1.50 per share, 11,669 shares were issued as compensation to the Company’s Board of Directors, 50,000 shares were issued to the Company’s CEO/CFO for services rendered, and the remaining 41,991 shares were issued to five consultants for services rendered to the Company.

On October 20, 2014, the Company issued 453,167 shares of restricted common stock to ten Non-US investors under Regulation S, pursuant to Subscription and Purchase Agreements dated between June and October 2014, at a cost basis of $1.50 per share.

On November 5, 2014, the Company issued 170,834 shares of restricted common stock. Of the 170,834 shares, 2,500 shares were issued as compensation for advertising services rendered to the Company, 1,667 shares were issued to a member of the Board of Directors in lieu of cash compensation, and 166,667 shares were issued to one investor pursuant to a Subscription Agreement dated October 21, 2014.

On November 13, 2014, the Company issued 30,607 restricted shares of common stock. Of the 30,607 restricted shares, 11,669 shares were issued as compensation to the Company’s Board of Directors, 834 shares were issued as interest owed on a promissory note, and the remaining 18,104 shares were issued as compensation for certain sales, advertising, legal, and general consulting services rendered to the Company.

On December 15, 2014, the Company authorized the issuance of 52,067 restricted shares of common stock as compensation to seven parties for services rendered to the Company, at a cost basis of $1.50 per share. As of the date of this report, the shares have not yet been issued.

On March 24, 2015, the Company issued 14,000 shares of restricted common stock to eight people pursuant to the private subscription and purchase agreements, each dated December 5, 2014, at a cost basis of $1.50 per share.

On March 31, 2015, the Company authorized the issuance of 1,300,138 shares of restricted common stock to be issued to Shadow Beverage and Snacks LLC, cost basis $6.00, pursuant to the closing of the Asset Purchase Agreement dated March 31, 2015. As of the date of this report, the shares have not yet been issued.

On March 31, 2015, the Company authorized the issuance of 16,667 restricted shares of common stock to one investor pursuant to a subscription and purchase agreement dated January 9, 2015, cost basis $1.50 per share; 5,831 restricted shares of common stock to seven parties as compensation for services rendered to the Company as a member of the Board of Directors, at a cost basis of $3.00 per share; 24,700 restricted shares of common stock to five parties as compensation for services rendered to the Company, cost basis of $3.00 per share; and 6,727 shares of restricted common stock to seven parties as payment for interest owed by the Company, cost basis $3.00 per share. As of the date of this report, the shares have not yet been issued.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

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Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

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ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description	Filed

3.1(a)	Articles of Incorporation filed with the Nevada Secretary of State on June 10, 2009	Filed with the SEC on October 22, 2010 as part of our Registration Statement on Form S-1.
3.1(b)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on September 13, 2012	Filed with the SEC on October 3, 2012 as part of our Current Report on Form 8-K.
3.1(c)	Amended & Restated Articles of Incorporation filed with the Nevada Secretary of State on February 10, 2014	Filed with SEC on November 28, 2014 as part of our annual report on Form 10-K.
3.2	Bylaws	Filed with the SEC on October 22, 2010 as part of our Registration Statement on Form S-1.
5.1	Opinion of Zouvas Law Group, PC	Filed herewith.
10.1	Definitive Agreement by and between Antaga International Corp. and Mix 1, LLC dated August 27, 2013	Filed with the SEC on August 30, 2013 as part of our Current Report on Form 8-K.
10.2	Asset Purchase Agreement between the Company and Shadow Beverages and Snack, LLC, an Arizona limited liability company.	Filed with the SEC on April 6, 2015 as part of our Current Report on Form 8-K.
14.1	Code of Conduct and Ethics	Filed with SEC on November 28, 2014 as part of our annual report on Form 10-K.
16.1	Letter to the SEC from Ron R. Chadwick P.C. dated September 30, 2013	Filed with the SEC on October 3, 2013 as part of our Current Report on Form 8-K.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Zouvas Law Group, PC (included in Exhibit 5.1)	Filed herewith.
99.1	Audit Committee Charter	Filed herewith.
99.2	Compensation Committee Charter	Filed herewith.
99.3	Nominations and Governance Committee Charter	Filed herewith.
101.INS	XBRL Instance Document	Filed herewith.
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith.

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of June, 2015.

MIX 1 LIFE, INC.

By:	/s/ Cameron Robb
Name:	Cameron Robb
Title:	President, Principal Executive Officer, Secretary and Treasurer

By:	/s/ Christopher Larson
Name:	Christopher Larson
Title:	Principal Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature		Title	Date

By:	/s/ Cameron Robb	Director	June 5, 2015
Cameron Robb

By:	/s/ Robert J. Goodmanson	Director	June 5, 2015
Robert J. Goodmanson

By:	/s/ Glenn Williamson	Director	June 5, 2015
Glenn Williamson

By:	/s/ Steve Vande Loo	Director	June 5, 2015
Steve Vande Loo

By:	/s/ Christopher Larson	Director	June 5, 2015
Christopher Larson

By:	/s/ James S. Tonkin	Director	June 5, 2015
James S. Tonkin

By:	/s/ Lee Coleman	Director	June 5, 2015
Lee Coleman

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EXHIBIT INDEX

Exhibit Number	Description	Filed

3.1(a)	Articles of Incorporation filed with the Nevada Secretary of State on June 10, 2009	Filed with the SEC on October 22, 2010 as part of our Registration Statement on Form S-1.
3.1(b)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on September 13, 2012	Filed with the SEC on October 3, 2012 as part of our Current Report on Form 8-K.
3.1(c)	Amended & Restated Articles of Incorporation filed with the Nevada Secretary of State on February 10, 2014	Filed with SEC on November 28, 2014 as part of our annual report on Form 10-K.
3.2	Bylaws	Filed with the SEC on October 22, 2010 as part of our Registration Statement on Form S-1.
5.1	Opinion of Zouvas Law Group, PC	Filed herewith.
10.1	Definitive Agreement by and between Antaga International Corp. and Mix 1, LLC dated August 27, 2013	Filed with the SEC on August 30, 2013 as part of our Current Report on Form 8-K.
10.2	Asset Purchase Agreement between the Company and Shadow Beverages and Snack, LLC, an Arizona limited liability company.	Filed with the SEC on April 6, 2015 as part of our Current Report on Form 8-K.
14.1	Code of Conduct and Ethics	Filed with SEC on November 28, 2014 as part of our annual report on Form 10-K.
16.1	Letter to the SEC from Ron R. Chadwick P.C. dated September 30, 2013	Filed with the SEC on October 3, 2013 as part of our Current Report on Form 8-K.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Zouvas Law Group, PC (included in Exhibit 5.1)	Filed herewith.
99.1	Audit Committee Charter	Filed herewith.
99.2	Compensation Committee Charter	Filed herewith.
99.3	Nominations and Governance Committee Charter	Filed herewith.
101.INS	XBRL Instance Document	Filed herewith.
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith.

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